                                                                    EXHIBIT 4.21

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Second
                                                                  ------
Amendment"), is entered into as of February 25, 2002, by and among Industrial
---------
Container Services, LLC, a Delaware limited liability company ( "Buyer") on the
                                                                 -----
one hand, and IFCO Systems N.V., a Netherlands limited liability company ("IFCO"), IFCO Systems North America, Inc., a Delaware corporation ("ISNA"),
  ----                                                               ----
IFCO Industrial Container Systems Holding Company, a Delaware corporation ("IICSH"), IFCO ICS - Chicago, Inc., an Illinois corporation ("IFCO Chicago"),
  -----                                                        ------------
IFCO ICS - Miami, Inc., a Delaware corporation ("IFCO Miami"), IFCO ICS - North
                                                 ----------
Carolina, Inc., a Delaware corporation ("IFCO North Carolina"), IFCO ICS -
                                              --------------
Minnesota Inc., a Minnesota corporation ("IFCO Minnesota"), Container Resources
                                          --------------
Corporation, a Minnesota corporation ("Container"), IFCO ICS - Washington, Inc.,
                                       ---------
a Delaware corporation ("IFCO Washington"), IFCO ICS - California, Inc., a
                         ---------------
Delaware corporation ("IFCO California"), IFCO ICS - Florida, Inc., a Florida
                       ---------------
corporation ("IFCO Florida"), Environmental Recyclers of Colorado, Inc., a
              ------------
Colorado corporation ("Recyclers"), IFCO ICS - Illinois, Inc., an Illinois
                       ---------
corporation ("IFCO Illinois"), PalEx Kansas, Inc., a Delaware corporation
              -------------
("PalEx Kansas"), IFCO ICS - Georgia, Inc., a Florida corporation ("IFCO
  ------------                                                      ----
Georgia"), IFCO ICS - Michigan, Inc., a Michigan corporation ("IFCO Michigan"),
-------                                                        -------------
IFCO ICS - South Carolina, Inc., a Delaware corporation ("IFCO South Carolina")
                                                          -------------------
and IFCO ICS - L.L.C., a Colorado limited liability company ("IFCO L.L.C."), on
                                                              -----------
the other hand. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Asset Purchase Agreement (defined below).

         WHEREAS, the parties to this Second Amendment entered into that certain Asset Purchase Agreement, dated as of November 21, 2001, as amended on January 30, 2002 (the "Asset Purchase Agreement"); and
               ------------------------

         WHEREAS, the parties to the Asset Purchase Agreement entered into that certain First Amendment to the Asset Purchase Agreement dated as of January 30, 2002, to extend the "drop dead date" (the "First Amendment"); and
                                           ---------------

         WHEREAS, the parties hereto desire to amend the Asset Purchase Agreement in accordance with Section 11.3 thereof by entering into this Second
                             ------------
Amendment as set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1. The Preamble. The Preamble to the Asset Purchase Agreement is hereby
            ------------
amended to read in its entirety as follows:

         "THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of
                                              ---------
November 21, 2001, by and among Industrial Container Services, LLC, a Delaware limited liability company ("Buyer") on the one hand, and IFCO Systems N.V., a
                            -----
Netherlands limited liability company ("IFCO"), IFCO Systems North America,
                                        ----
Inc., a Delaware corporation

("ISNA"), IFCO Industrial Container Systems Holding Company, a Delaware
  ----
corporation ("IICSH"), IFCO ICS - Chicago, Inc., an Illinois corporation ("IFCO
              -----                                                        ----
Chicago"), IFCO ICS - Miami, Inc., a Delaware corporation ("IFCO Miami"), IFCO
-------                                                     ----------
ICS - North Carolina, Inc., a Delaware corporation ("IFCO North Carolina"), IFCO
                                                     -------------------
ICS - Minnesota Inc., a Minnesota corporation ("IFCO Minnesota"), Container
                                                --------------
Resources Corporation, a Minnesota corporation ("Container"), IFCO ICS -
                                                 ---------
Washington, Inc., a Delaware corporation ("IFCO Washington"), IFCO ICS -
                                           ---------------
California, Inc., a Delaware corporation ("IFCO California"), IFCO ICS -
                                           ---------------
Florida, Inc., a Florida corporation ("IFCO Florida"), Environmental Recyclers
                                       ------------
of Colorado, Inc., a Colorado corporation ("Recyclers"), IFCO ICS - Illinois,
                                            ---------
Inc., an Illinois corporation ("IFCO Illinois"), PalEx Kansas, Inc., a Delaware
                                -------------
corporation ("PalEx Kansas"), IFCO ICS - Georgia, Inc., a Florida corporation
              ------------
("IFCO Georgia"), IFCO ICS - Michigan, Inc., a Michigan corporation ("IFCO
  ------------                                                        ----
Michigan"), IFCO ICS - South Carolina, a Delaware corporation ("IFCO South
--------                                                        ----------
Carolina") and IFCO ICS - L.L.C., a Colorado limited liability company ("IFCO
--------                                                                 ----
L.L.C."), on the other hand. IFCO and ISNA are sometimes jointly referred to
------
herein as "Parents" and IICSH, IFCO Chicago, IFCO Miami, IFCO North Carolina,
           -------
IFCO Minnesota, Container, IFCO Washington, IFCO California, IFCO Florida, Recyclers, IFCO Illinois, PalEx Kansas, IFCO Georgia, IFCO Michigan, IFCO South Carolina and IFCO L.L.C. are sometimes collectively referred to herein as "Sellers."
 -------

         2. Section 1.1(a). Section 1.1(a) of the Asset Purchase Agreement is
            --------------  --------------
hereby amended to read in its entirety as follows:

                  "(a) Upon the terms and subject to the conditions contained in this Agreement, and based on the representations, warranties, covenants and agreements set forth herein, at the Closing (defined below) each Seller shall (and each Parent shall cause each Seller to) sell, convey, transfer, assign and deliver to Buyer, free and clear of Liens (defined below) other than Permitted Liens (defined below) and Retained Liabilities (defined below), and Buyer shall purchase from each Seller, substantially all of the assets, properties and rights of each Seller, whether or not reflected in the Seller Financial Statements (defined below), held by each Seller on the Closing Date (defined below), and used in, related to or constituting the Business (the "Acquired
                                                                   --------
Assets"). The Acquired Assets include, but are not limited to, the assets,
------
properties and rights identified on Exhibit A, to this Agreement.
                                    ---------
Notwithstanding the foregoing, the Acquired Assets shall not include (i) those assets identified as "Retained Assets" (herein so called) on Exhibit B to this
                      ---------------                        ---------
Agreement or on an addendum to Exhibit B hereto executed by the parties hereto
                               ---------
on or prior to the Closing Date; (ii) the Zellwood Assets (defined below) until the Zellwood Closing (defined below) occurs, at which time the Zellwood Assets actually acquired by Buyer or its Affiliates in accordance with Section 2.5 (Zellwood) at the Zellwood Closing shall be deemed Acquired Assets under this Agreement; or (iii) the Chicago Assets (defined below) until the Chicago Closing (defined below) occurs, at which time the Chicago Assets actually acquired by Buyer or its Affiliates in accordance with Section 2.6 (Chicago) at the Chicago Closing shall be deemed Acquired Assets under this Agreement. Buyer may, in its sole discretion, notify Parents and Sellers prior to the Closing that Buyer wishes to assign to one or more of its Affiliates (defined below) Buyer's right to purchase some or all of the Acquired Assets from the respective Sellers. If Buyer gives such notice, then each Affiliate of Buyer identified in such notice shall be deemed to be a "Buyer" hereunder, to the extent applicable;
                                        2
provided, however, that it is contemplated only the Buyer listed in the preamble
--------  -------
shall be making the Cash Payment (defined below) and delivering the Promissory Notes (defined below)."

         3. Section 1.1(c). There shall be added to the Asset Purchase Agreement
            --------------
a new Section 1.1(c), which shall read in its entirety as follows:
      --------------

             "(c) Upon the terms and subject to the conditions contained in this Agreement, and based on the representations, warranties, covenants and agreements set forth herein, at the Chicago Closing, IFCO Chicago shall sell, convey, transfer, assign and deliver to Buyer, free and clear of Liens other than Permitted Liens and Retained Liabilities, and Buyer shall purchase from IFCO Chicago, the Chicago Assets. For purposes of this Agreement, the term "Chicago Assets" shall mean all of IFCO Chicago's title or interests in owned or
 --------------
leased real property (including, without limitation, improvements on such property but excluding the leased real property pursuant to the Interim Parking Agreement dated December 22, 2000 by and between the State of Illinois Medical District Commission and Acme Barrel Company), equipment, machinery, tools, spare parts, supplies, inventory (including, without limitation, spare parts inventory) and work-in-progress, all right, title and interest of IFCO Chicago in, to and under the Chicago Listed Permits (defined below), in each case to the extent such assets are located and used in the operation of the Business of IFCO Chicago conducted at 2300 W. 13th Street, Chicago, Illinois, comprised of owned real property located at 1255, 1300, 1310, 1313, 1315, 1317, 1335 and 1337 South
Oakley Avenue, Chicago, Illinois, 1314 South Bell Avenue, Chicago, Illinois, 1301 and 1305 South Claremont Avenue, Chicago, Illinois, and 2301, 2311 and 2337 West Ogden Avenue, Chicago, Illinois (collectively, the "Chicago Facility");
                                                         ----------------
provided, however, Buyer or its Affiliate may, in its sole discretion, notify
--------  -------
Parents and Sellers prior to the Chicago Closing that Buyer or its Affiliate wishes to assign to a third-party designee Buyer's or its Affiliate's right to purchase some or all of the Chicago Assets from IFCO Chicago; provided, further,
                                                              --------  -------
the leased real property located at 610 W. 81st and 8100 Wallace, Chicago, Illinois that is leased pursuant to the Industrial Building Lease by and between Richard O. Hansen/Harvey E. Hansen, Chicago Title and Trust, Trust No. 53856 c/o Michael Knutte, as lessor and Acme Barrel Company , Inc., dated as of November 27, 1996, shall be excluded from the Chicago Assets, shall instead be considered Acquired Assets and shall be acquired at Closing."

         4. Section 1.2. Section 1.2 of the Asset Purchase Agreement is hereby
            -----------  -----------
amended to read in its entirety as follows:

            "1.2. Consideration for Purchase and Sale. The consideration for the
                  -----------------------------------
purchase and sale of the Acquired Assets shall be the following:

                  (a)  Closing Payment. At the Closing, as consideration for the
                       ---------------
purchase and sale of the Acquired Assets, Buyer shall pay to Sellers an aggregate amount equal to $41,250,000 (the "Cash Payment") by wire transfer on
                                            ------------
the Closing Date of immediately available funds to the account or accounts designated by Sellers to Buyer prior to the Closing.

               (b)  Escrow.
                    ------

                    (i)     Zellwood Escrow. At the Closing, Buyer shall deposit
                            ---------------
in escrow with Bank One Texas, NA, or such other third party escrow agent as may be mutually acceptable to Buyer and IFCO Florida, as escrow agent (the "Escrow
                                                                        ------
Agent"), subject to the terms of a mutually acceptable escrow agreement (the
-----
"Escrow Agreement"), an aggregate amount equal to $3,500,000, as follows: (i)
 ----------------
cash in the amount of $2,000,000 (the "Zellwood Cash Fund") and (ii) $1,500,000
                                       ------------------
in the form of a promissory note (the "Zellwood Purchase Price Note" and,
                                       ----------------------------
together with the Zellwood Cash Fund, the "Zellwood Escrow Fund"). The Escrow
                                           --------------------
Agreement shall provide for the distribution of the Zellwood Escrow Fund in accordance with the terms of Section 2.5 (Zellwood) of this Agreement.

                    (ii)    Chicago Escrow. At the Closing, Buyer shall deposit
                            --------------
in escrow with the Escrow Agent, subject to the terms of the Escrow Agreement, an aggregate amount equal to $2,000,000 in the form of the promissory note (sometimes referred to herein as the "Chicago Purchase Price Note" or the
                                      ---------------------------
"Chicago Escrow Fund" and, together with the Zellwood Purchase Price Note,
 -------------------
jointly referred to as the "Promissory Notes"). The Escrow Agreement shall
                            ----------------
provide for the distribution of the Chicago Escrow Fund in accordance with the terms of Section 2.6 (Chicago) of this Agreement.

                    (iii)   Escrow Fees. Buyer and Parents shall each bear
                            -----------
one-half of the fees and expenses of the escrow agreement in accordance with the terms of the Escrow Agreement.

               (c)  Buyer's Assumption of Liabilities. At the Closing, Sellers
                    ---------------------------------
shall assign and Buyer shall assume only the Liabilities (defined below) specifically set forth on Exhibit C to this Agreement (collectively, the
                          ---------
"Assumed Liabilities"). Notwithstanding the foregoing, the Assumed Liabilities
 -------------------
shall not include the Zellwood Assumed Liabilities (defined below) except with respect to the Zellwood Assumed Liabilities actually assumed by Buyer or its Affiliates in accordance with Section 2.5 (Zellwood) at the Zellwood Closing, and (ii) the Assumed Liabilities shall not include the Chicago Assumed Liabilities (defined below) except with respect to the Chicago Assumed Liabilities actually assumed by Buyer or its Affiliates in accordance with
Section 2.6 (Chicago) at the Chicago Closing.

         As used herein, "Liability" shall mean, with respect to any person or
                          ---------
entity, any liability or obligation of such person or entity of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such person or entity.

               (d)  Buyer's Assumption of Contracts. At the Closing, Sellers
                    -------------------------------
shall assign and Buyer shall assume all contracts, intellectual property and software licenses, real property leases, personal property leases, warranties, commitments, agreements, arrangements and sales orders related to the Business pursuant to which Sellers enjoy any right or benefit including the right to receive income in respect thereof (collectively, the "Assumed Contracts"). Notwithstanding the foregoing, (i) the Assumed Contracts
 -----------------
shall not include the Zellwood Assumed Contracts (defined below) except with respect to the Zellwood Assumed Contracts actually assumed by Buyer or its Affiliates in accordance with Section 2.5 (Zellwood) at the Zellwood Closing, and (ii) the Assumed Contracts shall not include the Chicago Assumed Contracts (defined below) except with respect to the Chicago Assumed Contracts actually assumed by Buyer or its Affiliates in accordance with Section 2.6 (Chicago) at the Chicago Closing.

               (e)  Buyer's Assumption of Permits. At the Closing, except as
                    -----------------------------
otherwise provided below, Sellers shall assign and Buyer shall assume all governmental licenses, permits, approvals, identification numbers, authorizations, exemptions, classifications, registrations, notifications and certificates, and all consents or agreements with governmental authorities (collectively, "Permits") which are in effect or are pending and which will need
                -------
to be obtained by Buyer or assumed by Buyer to conduct the Business in the manner and to the extent that it has been conducted and is currently being conducted (the "Listed Permits"). Such Listed Permits are set forth on the
                --------------
Disclosure Schedule to Section 6.5(h) (Legal Requirements). Notwithstanding the
-------------------
foregoing, (i) the Listed Permits shall not include the Zellwood Listed Permits (defined below) except with respect to the Zellwood Listed Permits actually assumed by Buyer or its Affiliates in accordance with Section 2.5 (Zellwood) at the Zellwood Closing, and (ii) the Listed Permits shall not include the Chicago Listed Permits (defined below) except with respect to the Chicago Listed Permits actually assumed by Buyer or its Affiliates in accordance with Section 2.6 (Chicago) at the Chicago Closing. At or prior to Closing, Sellers shall transfer to Buyer all Listed Permits for which transfer no governmental approval is necessary and to the extent requested by Buyer, shall initiate transfer of all Listed Permits for which governmental approval is necessary. At Closing or as soon as practicable thereafter, Sellers shall use commercially reasonable efforts to transfer to Buyer all Listed Permits for which transfer governmental approval to transfer is necessary. In the event the sale, transfer, assignment, or conveyance of any of the Listed Permits is unlawful or is not permissible under any agreement, or federal, state, or local law, rule, or regulation, then the terms "sale, transfer or assignment," for the purposes of this Agreement with respect to any such Listed Permits, shall be deemed to mean and require each Seller's relinquishment of all of its right, title and interest in, to and under such Listed Permits as of the Closing Date to the fullest extent necessary or appropriate to enable Buyer to acquire such Listed Permits subject to the satisfaction of Section 3.2(d) (Permits)."

               (f)  Post-Closing Earnout Payment. Subject to Section 10.8 (Right
                    ----------------------------
of Set-Off), on or before the later of (i) May 31, 2003 and (ii) in the event of a dispute between Buyer and the Parents and Sellers regarding the determination of the Earnout Amount for the Earnout Period (defined below), the date on which such dispute is resolved in accordance with paragraph (h) of this Section (the "Earnout Payment Date"), as additional consideration for the purchase and sale
 --------------------
of the Acquired Assets, Buyer will pay to Sellers the Earnout Amount in cash.

          "Earnout Amount" shall mean an aggregate amount, which shall not
           --------------
exceed $11,000,000, equal to the product of (y) three, multiplied by (z) the Regional EBITDA (defined below) for the twelve (12) month period ending on December 29, 2002 (the "Earnout Period"); provided,
                        --------------    --------
however, that the Earnout Amount shall be reduced by (A) any Damages (defined
-------
below) as provided in Section 10.8 (Right of Set-Off); (B) the amount of any City Mandated Improvements (defined below) funded by Buyer; and (C) the amount of any Premature Moving Costs (defined below).

          "Premature Moving Costs" shall mean all costs and expenses incurred by
           ----------------------
Buyer or its Affiliate to relocate the operations conducted at the Chicago Facility to the extent such costs and expenses (i) are incurred because the operations of the Business at the Chicago Facility are ceased as a result of actions, including without limitation a cease and desist order or a material restriction on production (other than pursuant to the terms of the Order:
Limited And Conditional Approval to Continue Operation, dated February 14, 2002, of the Commissioner of the Department of the Environment of the City of Chicago (the "Chicago Order")) by a governmental authority prior to the Government
      -------------
Relocation Date (as defined below) (including without limitation because any City Mandated Improvement is not made) and would not reasonably have been incurred if such operations had been permitted to continue until the Government Relocation Date and (ii) are not otherwise deducted from Regional EBITDA.

          "Government Relocation Date" shall mean the later to occur of (x) May
           --------------------------
31, 2003 and (y) any later date through which the Chicago Facility is allowed to operate by the City of Chicago, and any other governmental authority with jurisdiction over the Chicago Facility, but not later than the eighteen (18) month anniversary of the Closing Date.

          "Regional EBITDA" shall mean the Central Region's earnings before (a)
           ---------------
interest and non-operating income or expense, (b) income taxes, (c) depreciation and (d) amortization of goodwill and intangibles, all as determined in accordance with GAAP (defined below) as consistently applied for the Central Region (defined below), but excluding the earnings and expenses attributable, directly or indirectly, to any acquisitions made by Buyer during the Earnout Period.

          "Central Region" shall mean the facilities currently operated by
           --------------
IFCO Chicago and IFCO Illinois in Chicago, Illinois, by IFCO Michigan in Grand Rapids, Michigan and by IFCO Minnesota in Minneapolis, Minnesota.

               (g)  Potential Adjustments to Regional EBITDA. Regional EBITDA
                    ----------------------------------------
shall be subject to the following adjustments, as applicable:

                    (i)   Recurring Closure Effects. The parties hereto agree
                          -------------------------
that if:


                          (A) (x) the Chicago Facility is required by the City of Chicago, or other governmental authority with jurisdiction over the Chicago Facility, to cease operations or relocate before the Government Relocation Date or the operations of the Chicago Facility are subjected to a material restriction (other than pursuant to the terms of the Chicago Order) prior to the Government Relocation Date that are imposed by a governmental authority with jurisdiction over such Chicago Facility;

                               (y) neither Buyer nor its Affiliates have taken any affirmative action that has caused the Chicago Facility to fail to comply with any agreement, judgment, decree or administrative order entered into prior to the date of this Agreement with the City of Chicago, or any other governmental authority with jurisdiction over the Chicago Facility, and pursuant to which the Chicago Facility was scheduled to operate at least until May 31, 2003; and

                               (z) the shut down of operations or relocation could not be avoided by City Mandated Improvements that would be funded by Sellers; or

                           (B) IFCO Chicago determines unilaterally to
                               discontinue the operations of the Chicago
                               Facility prior to the Government Relocation Date after giving thirty (30) days prior written notice to Buyer;

                     and, in either such case, Buyer in good faith determines the loss of customers and/or increase in operating expenses directly arising as a result of such cessation of operation, material restriction or premature relocation likely will negatively impact Regional EBITDA during periods after the Earnout Period in an amount in excess of $75,000 per year, then the Regional EBITDA shall be subject to adjustment to account for such loss of customers and/or increase in operating expenses.

                     (ii)  Reallocation Effects. During the Earnout Period,
                           --------------------
                           Buyer and its Affiliates shall have full authority and discretion to operate their businesses in the manner determined by Buyer and its Affiliates in their sole discretion to be prudent or appropriate, subject to Buyer's obligations regarding adjustment of Regional EBITDA as set forth in the last sentence of this Section 1.2(g)(ii) and in
                           Section 1.2(g)(iii). Without limiting the foregoing, Buyer and its Affiliates may (a) re-allocate business, customers and operations among the existing facilities included in the Central Region, including without limitation by discontinuing operations at any of such facilities or (b) re-allocate business, customers and operations from facilities in the Central Region to new facilities or to existing facilities that are not part of the Central Region. The parties acknowledge that if Buyer and its Affiliates re-allocate business, customers or operations as described in item (b) of this paragraph for any reason other than a cessation of operations at the Chicago Facility under the circumstances described in Section 1.2(g)(i)(A) or (B), then the parties will endeavor in good faith to determine what the Regional EBITDA for the Earnout Period would have been if such re-allocation had not occurred, by including in the Regional EBITDA calculation the earnings and expenses that would have been experienced at the facilities included in the Central Region as of the date hereof but for the re-allocation of such business, customers and operations to new facilities or to facilities that are not part of the Central Region.

                     (ii)  New Business Allocation. Buyer acknowledges and
                           -----------------------
                           agrees that Regional EBITDA should include the earnings and expenses during the Earnout Period of business from new customers who become customers of the Business during the Earnout Period, to the extent
                           (x) a reasonably prudent operator of the Business would have allocated such business to the facilities included in the Central Region if such new business had been part of the Business prior to the Closing and if the operations of the Central Region were not subject to the earnout contemplated by this Section
                           1.2 and (y) such new business of any such customer would have increased Regional EBITDA by at least $75,000 during the Earnout Period ("New Business");
                                                               ------------
                           provided, however, that to the extent Buyer or its
                           --------  -------
                           Affiliates elect to allocate New Business to facilities that are not included in the Central Region, Buyer shall disclose such allocation to IFCO Chicago and shall either (a) identify in reasonable detail the business reason for such allocation (which cannot include the effect such New Business would have had on Regional EBITDA) or (b) endeavor in good faith to determine what the Regional EBITDA for the Earnout Period would have been if such New Business had been allocated to the facilities included in the Central Region.

(               h)      Earnout Procedures .
                        -------------------

                    (A) As soon as practicable after December 29, 2002, and in any event not later than February 28, 2003, IFCO Chicago shall, and IICSH and the Parents shall cause IFCO Chicago to, deliver to Buyer a written notice (the "Chicago EBITDA Notice") setting forth in reasonable detail IFCO Chicago's
 ---------------------
calculation of the Chicago Facility EBITDA (defined below), together with work papers and records that support such calculation. IFCO Chicago shall, and IICSH and the Parents shall cause IFCO Chicago to, endeavor in good faith to cooperate with Buyer, its Affiliates and their auditors to permit Buyer to audit IFCO Chicago's calculation of the Chicago Facility EBITDA.

                    "Chicago Facility EBITDA" shall mean the earnings of the
                     -----------------------
Business operation conducted at the Chicago Facility during the period from December 31, 2001 to the earlier of (x) December 29, 2002 or (y) the date of the Chicago Closing, before (a) interest and non-operating income or expense (including, without limitation, expenses directly or indirectly attributable to (i) relocating the Chicago Facility, (ii) demolition, cleanup or construction in connection with the sale of the property on which the Chicago Facility is located, Premature Moving Costs, and City Mandated Improvements, and (iii) requirements imposed in connection with any agreement entered into with the City of Chicago or any other governmental authority as a condition to permitting the Chicago Facility to continue operations until the Government Relocation Date, provided such expenses shall cease to be incurred following the relocation of the Chicago Facility), (b) income taxes, (c) depreciation and (d) amortization of goodwill and intangibles, all as determined in accordance with GAAP (defined below) as consistently applied for the Business operation conducted at the Chicago Facility, all determined in accordance with GAAP and the prior practices of IFCO Chicago, IICSH and Parents.

                    (B) Within ten (10) days after the completion of Buyer's audit of the Business for the twelve (12) month period ending on December 29, 2002 (which audit shall be completed no later than March 31, 2003), provided that IFCO Chicago shall have complied with its requirements set forth in Section 1.2(h)(A), Buyer shall prepare and deliver to the Parent/Seller Representative (defined below) a statement (the "Earnout Computation Statement") setting forth
                                  -----------------------------
in reasonable detail the calculation and amount of the Earnout Amount and specifically showing the calculation of Regional EBITDA and the Chicago Facility EBITDA included therein). Buyer shall cooperate with Parent/Seller Representative, its Affiliates and their auditors, in all commercially reasonable respects, to permit Parent/Seller Representative to audit Buyer's Earnout Computation Statement.

                    (C) If, within thirty (30) business days after delivery of the Earnout Computation Statement, Buyer has not received a written notice signed by the Parent/Seller Representative (x) disputing the Earnout Computation Statement, (y) indicating in reasonable detail the basis of such dispute and (z) setting forth on behalf of the Parents and Sellers their proposed alternative Earnout Computation Statement (a "Dispute Notice"), then Buyer's Earnout
                                  --------------
Computation Statement shall be conclusive and binding on the Parents and Sellers. The Dispute Notice may include an objection to, and a proposed alternate calculation of, the adjustments described in Section 1.2(g), including a challenge regarding an adjustment of Regional EBITDA based on Buyer's and its Affiliates' allocation of New Business. Regional EBITDA shall be adjusted to the extent Sellers and Parents demonstrate that an allocation of

New Business to facilities not included in the Central Region was made by Buyer or its Affiliates with the intention of reducing Regional EBITDA.

                    (D) If the Parent/Seller Representative delivers such Dispute Notice within such thirty (30) business day period, Buyer and the Parent/Seller Representative each shall endeavor in good faith to settle such dispute within twenty (20) business days after the giving of such notice.

                    (E) If any such dispute remains unresolved after such twenty
(20) business day period, either Buyer or the Parent/Seller Representative may elect, by delivering written notice of such election (an "Earnout Arbitration
                                                          -------------------
Notice") to the other party (which shall be the Parent/Seller Representative if
------
Buyer is delivering such notice), to submit the matter to arbitration by the Chicago, Illinois, office of Ernst & Young LLP or, if Ernst & Young LLP refuses to act as the arbitrator, then to an independent accounting firm (as applicable, the "Accounting Firm") having a national reputation, which firm must not have
     ---------------
any substantial audit or consulting relationship with either Buyer or any Parent or Seller. The party delivering the Earnout Arbitration Notice shall attach to such notice any revision such party wishes to make to such party's original Earnout Computation Statement. If the other party wishes to alter such other party's original Earnout Computation Notice, such other party shall deliver such other party's new Earnout Computation Statement to the Accounting Firm and to the party that delivered the Earnout Arbitration Notice not later than the fifth business day after such other party's receipt of the Earnout Arbitration Notice.

                    (F) The Accounting Firm shall have discretion to select an Earnout Amount that is not greater than the highest amount and not less than the lowest amount proposed by the parties in their respective original Earnout Computation Statements (or amended Earnout Computation Statement(s), if applicable).

                    (G) If the Accounting Firm selects the Earnout Amount of one of the parties as proposed in their respective original Earnout Computation Statements (or amended Earnout Computation Statement(s), if applicable), then the party whose Earnout Computation Statement was not selected by the Accounting
                                                  ---
Firm shall bear the costs of the Accounting Firm. If the Accounting Firm determines that the Earnout Amount shall be an amount that is less than the highest amount and more than the lowest amount proposed by the parties in their respective original Earnout Computation Statements (or amended Earnout Computation Statement(s), if applicable), then the parties shall bear the costs of the Accounting Firm in the same proportion as the difference between the selected Earnout Amount and each party's proposed amount bears to the total difference between the parties' respective proposed amounts.

                    (H) The parties hereto shall cooperate in good faith with the Accounting Firm's determination of the adjustment to the Earnout Amount pursuant hereto and shall promptly provide the Accounting Firm with prompt and complete access to all books, records and customer contacts reasonably relevant to the determination of such adjustment to the Earnout Amount. The Accounting Firm shall have twenty-five (25) business days from the date of its receipt of the Earnout Arbitration Notice to determine the correct adjustment to the Earnout

Amount and each respective party's portion of liability for the fees of the Accounting Firm, and its decision with respect thereto shall be final and binding on the parties.

                    (I) After the Closing and through the calendar quarter ending September 29, 2002, Buyer shall deliver to the Parent/Seller Representative quarterly financial statements no later than thirty (30) days following the end of each calendar quarter. Such financial statements shall be prepared in accordance with GAAP and shall include a preliminary calculation of Regional EBITDA, excluding the results of operations of the Chicago Facility, for the quarter being reported and year-to-date. After the Closing and through the calendar quarter ending September 29, 2002, Buyer also shall provide to the Parent/Seller Representative reasonable access to all information of Buyer regarding allocations of New Business and reallocations of business, customers and operations as described in Section 1.2(g)(ii).

         5. Section 1.4.   Section 1.4 of the Asset Purchase Agreement is hereby
            -----------    -----------
amended to read in its entirety as follows:

         "1.4 Allocation of Closing Payment. (a) The Cash Payment (including the
              -----------------------------
assumption by Buyer of the Assumed Liabilities), (b) as of the Chicago Closing, the Chicago Purchase Price and the Buyer's assumption of the Chicago Assumed Liabilities, and (c) if applicable, the Zellwood Purchase Price and Buyer's assumption of the Zellwood Assumed Liabilities, shall be allocated among the Acquired Assets for tax purposes in accordance with Exhibit D to this Agreement,
                                                    ---------
such exhibit to be prepared by Buyer and approved by Parents and Sellers prior to the Closing. Parents, Sellers and Buyer will follow and use such allocation in all income, sales registration and other tax returns, filings or other related reports made by them to any governmental agencies."

         6. Prorations; Real Estate Closing Costs. Buyer and Seller shall defer
            -------------------------------------
apportionment of the items set forth in Section 1.5 (Prorations) and Section 1.6 (Real Estate Closing Costs) until after Closing. Within ninety (90) days after Closing (or as soon thereafter as is practicable), Buyer and Seller shall apportion such items and ISNA (on behalf of the Sellers) or Buyer, as the case may be, shall pay the other, in immediately available funds, the net amount due the other under Section 1.5 (Prorations) and Section 1.6 (Real Estate Closing Costs) to the extent not otherwise paid at the Closing. Section 1.5 (Prorations) and Section 1.6 (Real Estate Closing Costs) shall survive the Closing.

         7. Section 2.1(c). There shall be added to the Asset Purchase Agreement
            --------------
a new Section 2.1(c), which shall read in its entirety as follows:
      --------------

            "The Chicago Closing shall occur pursuant to the provisions of
Section 2.6 (Chicago)."
-----------

         8. Section 2.2.   The first sentence of Section 2.2 of the Asset
            -----------                          -----------
Purchase Agreement is hereby amended to read in its entirety as follows:

          "At the Closing, each Parent and Seller (as indicated) shall deliver or cause to be delivered, to Buyer the following items, except to the extent related to the Zellwood Assets and the Chicago Assets:"

     9.  Section 2.2(o). There shall be added to the Asset Purchase Agreement a
         --------------
new Section 2.2(o), which shall read in its entirety as follows:
    --------------

          "(o) Letter of Credit. Parents and Sellers shall deliver to Buyer a
               ----------------
copy of the Letter of Credit required under Section 9.19(a) of this Agreement, in form and substance reasonably satisfactory to Buyer."

     10.  Section 2.3(b). Section 2.3(b) of the Asset Purchase Agreement is
          --------------  --------------
hereby amended to read in its entirety as follows:

          "(b) Chicago Escrow Fund. Buyer shall deliver to the Escrow Agent, as
               -------------------
described in Section 1.2(b)(ii), the Chicago Purchase Price Note in the form attached hereto as Exhibit J."
                   ---------

     11.  Section 2.3(c). Section 2.3(c) of the Asset Purchase Agreement is
          --------------  --------------
hereby amended to read in its entirety as follows:

          "(c) Zellwood Escrow Fund. Buyer shall deliver to the Escrow Agent,
               --------------------
as described in Section 1.2(b)(i), the Zellwood Escrow Fund, including the Zellwood Cash Fund and the Zellwood Purchase Price Note in the form attached hereto as Exhibit K."
          ---------

     12.  Section 2.5(c)(i). Section 2.5(c)(i) of the Asset Purchase Agreement
          -----------------  -----------------
is hereby amended to read in its entirety as follows.

          "(i) From the Closing Date until the Zellwood Closing, IFCO Florida shall (A) use commercially reasonable efforts to maintain the Zellwood Assets in their condition as of the Closing, (B) endeavor in good faith to maintain the business and customer relationships relating to the operations of the Zellwood Assets, (C) not, without the prior written consent of Buyer or its designated Affiliate, incur any indebtedness for borrowed money that would be a Zellwood Assumed Liability or that would encumber any of the Zellwood Assets, or enter into any contract or commitment that would be Zellwood Assumed Contract that cannot be terminated without cost on not more than thirty (30) days' notice, (D) not, without the prior consent of Buyer or its designated Affiliate, incur any other liability that would be a Zellwood Assumed Liability, (E) take all actions required to maintain the Zellwood Listed Permits, (F) not take any affirmative action to cause the representations and warranties set forth in Article 6 (Representations and Warranties of Parents and Sellers) to be untrue or incorrect as of the Zellwood Closing with respect to the transactions to be consummated at the Zellwood Closing, (G) not fail to take any commercially reasonable action necessary to cause the representations and warranties set forth in Article 6 (Representations and Warranties of Parents and Sellers) to be true and correct as of the Zellwood Closing with respect to the transactions to be consummated at the Zellwood Closing, (H) perform all applicable covenants set forth in Article 8

(Covenants of Parents and Sellers), as such covenants relate to the transactions to be consummated at the Zellwood Closing, the Zellwood Assets, the Zellwood Facility and employees of the Zellwood Facility, (I) not sell any of the Zellwood Assets to another party without the prior written consent of Buyer or its designated Affiliate, and (J) not incur costs in excess of $10,000 per month in the aggregate to repair or replace damaged, destroyed or obsolete assets used in the operation of the Zellwood Facility, or make any capital expenditure outside the ordinary course of business, without the prior consent of Buyer or its designated Affiliate. IICSH and the Parents shall not take any affirmative action to cause IFCO Florida to violate any of the foregoing. In addition, from the Closing Date until the Zellwood Closing, IFCO Florida shall not, and IICSH and the Parents shall not take any action to cause IFCO Florida to, terminate any Active Employees (defined below) employed at the Zellwood Facility, without the prior written consent of Buyer. Effective immediately before the Zellwood Closing, IFCO Florida will terminate all such employees."

     13.  Section 2.5(c)(iii). Section 2.5(c)(iii) of the Asset Purchase
          ------------------   -------------------
Agreement is hereby amended to read in its entirety as follows:

          "(iii) Prior to the Zellwood Closing, (A) Buyer shall, or shall cause its designated Affiliate to, reimburse IFCO Florida promptly after Buyer's receipt of invoices, for the direct costs and expenses of operating the Zellwood Facility (including, without limitation, the cost of repairing or replacing damaged, destroyed or obsolete assets used in the operation of such facility in the ordinary course of business, but excluding allocations of Parents' selling, general and administrative expenses or other expenses of Parents), to the extent such costs and expenses are not paid to IFCO Florida under clause (B) of this paragraph, and (B) IFCO Florida shall sell products and services only to Buyer or its Affiliates, but only as required by Buyer or its Affiliates, at a price equal to IFCO Florida's cost of producing such products, plus 1% of such cost. IFCO Florida shall, and IICSH and Parents shall cause IFCO Florida to provide, Buyer, and its designated Affiliate, reasonable access to IFCO Florida's books and records to confirm the amount of any invoice for amounts claimed by IFCO Florida under this provision.

     14.  Section 2.5(d)(ii). The second sentence of Section 2.5(d)(ii) of the
          ------------------                         ------------------
Asset Purchase Agreement is amended to replace the reference to "Section 1.2(b)(ii) with "Section 1.2(c)."

     15.  Section 2.5(f). Section 2.5(f) of the Asset Purchase Agreement is
          --------------
hereby amended to read in its entirety as follows:

          "(f) Distribution of Zellwood Escrow Fund.
               ------------------------------------

               (i) As soon as practicable after the Closing, the parties will, by mutual written consent, jointly direct the Escrow Agent to disburse to the EPA and the FDEP a portion of the Zellwood Cash Fund (the "Government Payment
                                                           ------------------
Amount"), in an amount mutually satisfactory to the parties and sufficient to
------
cover payment requirements by the EPA and the FDEP for the PPAs (currently anticipated by the parties to be approximately $350,000). If Buyer or its Affiliate receive the PPAs prior to the Zellwood Closing, (a) Buyer shall direct the Escrow Agent to disburse to IFCO Florida an amount equal to 50% of the excess of the Zellwood Cash Fund minus the Government Payment Amount and (b) the other 50% of the excess of the Zellwood Cash Fund minus the Government Payment Amount, plus any interest or dividends paid with respect thereto shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement, and subject to distribution to the Buyer pursuant to Section 9.19 (Insurance Costs) and to cover any amounts to which Buyer or its Affiliates may be entitled under Article 10 (Indemnification). The term of the Escrow Agreement with respect to the portion of the Zellwood Cash Fund deposited with the Escrow Agent pursuant to item (b) of this Section 2.5(f)(i) shall extend until the later of (A) the fifth anniversary of the Closing Date and (B) the settlement of all claims against such amount in accordance with the terms of this Agreement.

               (ii) If the Zellwood Closing occurs following the receipt of executed PPAs from the EPA, DOJ and FDEP, then the Zellwood Purchase Price Note shall be distributed to Sellers at the Zellwood Closing.

               (iii) If the Zellwood Closing occurs as a result of Buyer's determination to waive the condition of receiving the PPAs and purchase all the Zellwood Assets, as set forth in subsection (e)(ii)(A) above, then the Zellwood Cash Fund and the Zellwood Purchase Price Note shall be distributed to Sellers at the Zellwood Closing.

               (iv) If the Zellwood Closing occurs as a result of Buyer's determination to acquire the Zellwood Assets, other than the Real Property (including, without limitation, the improvements thereon) comprising the Zellwood Facility, after the first anniversary of the Closing Date, as set forth in subsection (e)(ii)(B) above, then the Zellwood Cash Fund and the Zellwood Purchase Price Note (adjusted as described below) shall be distributed at the Zellwood Closing, as follows:

                     (A) If the Zellwood Closing Date is after the first anniversary of the Closing Date, then Buyer or its designated Affiliate shall receive a distribution from the Zellwood Escrow Fund equal to the lesser of (1) the amount of the Zellwood Moving Expenses (defined below) and (2) $1,000,000. If the Zellwood Moving Expenses are less than $500,000, then such distribution shall be in the form of cash from the Zellwood Cash Fund. If the Zellwood Moving Expenses are greater than $500,000, then the first $500,000 of such distribution shall be in the form of cash from the Zellwood Cash Fund, and the balance of such distribution shall be represented by a principal reduction of the Zellwood Purchase Price Note. The balance of the Zellwood Cash Fund and the Zellwood Purchase Price Note shall be distributed to Sellers.

                     (B) If the Zellwood Closing Date is later than 30 months after the Closing Date, and Buyer's determination to proceed with the Zellwood Closing is in connection with or contemplation of a sale or refinancing of its business, then clause (A) above shall not apply and Buyer or its designated Affiliate shall receive a distribution from the Zellwood Escrow Fund equal to the lesser of (1) the amount of the Zellwood Moving Expenses and (2) $3,500,000. If the Zellwood Moving Expenses are less than $1,000,000, then such distribution shall be in the form of cash from the Zellwood Cash Fund. If the Zellwood Moving Expenses are greater than $1,000,000, then such distribution shall be in the form of cash from the Zellwood Cash Fund, and the balance of such distribution shall be represented by a principal reduction of the Zellwood Purchase Price Note. The balance of the Zellwood Cash Fund and the Zellwood Purchase Price Note, if any, shall be distributed to Sellers.

               (v)  If the Zellwood Closing occurs as a result of IFCO
Florida's determination to sell the Zellwood Assets, other than the Real Property (including, without limitation, the improvements thereon) comprising the Zellwood Facility, after the first anniversary of the Closing Date, as set forth in subsection (e)(iii) above, then the Zellwood Cash Fund and the Zellwood Purchase Price Note (adjusted as described below) shall be distributed at the Zellwood Closing, as follows:

                    (A) If the Zellwood Closing Date is after the first anniversary of the Closing Date, then Buyer or its designated Affiliate shall receive a distribution from the Zellwood Escrow Fund equal to the lesser of (1) the amount of the Zellwood Moving Expenses (defined below) and (2) $5,000,000. If the Zellwood Moving Expenses are less than $2,000,000, then such distribution shall be in the form of cash from the Zellwood Cash Fund. If the Zellwood Moving Expenses are greater than $2,000,000, then the first $2,000,000 of such distribution shall be in the form of cash from the Zellwood Cash Fund, and the balance of such distribution shall be represented by a principal reduction of the Zellwood Purchase Price Note, to the extent thereof, and thereafter by a principal reduction of the Chicago Purchase Price Note. The balance of the Zellwood Cash Fund and the Zellwood Purchase Price Note, if any, shall be distributed to Sellers.

                    (B) If the Zellwood Closing Date is later than 30 months after the Closing Date, and IFCO Florida's determination to proceed with the Zellwood Closing is in connection with or contemplation of a sale or refinancing of either Parent's business, then clause (A) above shall not apply and Buyer or its designated Affiliate shall receive a distribution from the Zellwood Escrow Fund equal to the lesser of (1) the amount of the Zellwood Moving Expenses and
(2) $2,000,000. If the Zellwood Moving Expenses are less than $2,000,000, then such distribution shall be in the form of cash from the Zellwood Cash Fund. If the Zellwood Moving Expenses are greater than $2,000,000, then the first $2,000,000 of such distribution shall be in the form of cash from the Zellwood Cash Fund, and the balance of such distribution shall be represented by a principal reduction of the Zellwood Purchase Price Note. The balance of the Zellwood Cash Fund and the Zellwood Purchase Price Note, if any, shall be distributed to Sellers."

     16.  Section 2.6. There shall be added to the Asset Purchase Agreement a
          -----------
new Section 2.6, which shall read in its entirety as follows:
---------------

          "2.6. Chicago.
                -------

                (a) Relocation of Chicago Facility. Buyer agrees to use
                    ------------------------------
commercially reasonable efforts to make arrangements for the relocation of the operations of the Business conducted by IFCO Chicago at the Chicago Facility to a new location as soon as practicable after the Closing and, in any event, shall relocate such operations prior to the Government Relocation Date. Buyer shall be responsible for any Liabilities that arise solely out of the process of relocating the Chicago Facility, including without limitation the Chicago Moving Expenses, but Buyer shall not assume any costs, damages, liabilities, expenses, penalties or fines resulting from Environmental Claims or any failure to comply with applicable local ordinances, zoning or land use laws or regulations, in any case to the extent arising out of conditions or circumstances in existence at the Chicago Facility prior to the Chicago Closing, regardless of when notice for any such costs, damages, liabilities, expenses, penalties or fines is given.

               (b)  Chicago Owner/Operator. Notwithstanding anything to the
                    ----------------------
contrary contained in this Agreement, prior to the transfer of title to the real property that constitutes part of the Chicago Assets to Buyer or its Affiliate or designee at the Chicago Closing, (i) IFCO Chicago shall for as long as IFCO Chicago holds title to and operates the Chicago Facility, not take any affirmative action to cause Buyer to be deemed the owner and operator of the Chicago Facility for purposes of Environmental Laws, and (ii) except for its obligation to pay for products acquired from or services rendered by IFCO Chicago pursuant hereto, Buyer shall not be obligated to take any action that causes it to be deemed (A) an owner or operator of the Chicago Facility under any applicable Environmental Laws or (B) otherwise liable for any Environmental Claim, including without limitation those arising under CERCLA or similar state laws, rules or regulations or the violation of any Environmental Laws, in each case, with respect to the period prior to the Chicago Closing. IICSH and the Parents shall not take any affirmative action to cause IFCO Chicago to violate any of the foregoing.

               (c)  Covenants Pending Chicago Closing.
                    ---------------------------------

                    (i) From the Closing Date until the Chicago Closing, IFCO Chicago shall, (A) use commercially reasonable efforts to maintain the Chicago Assets in their condition as of the Closing, (B) endeavor in good faith to maintain the business and customer relationships relating to the operations of the Chicago Assets, including by taking all actions necessary to permit the Chicago Facility to continue in operation until the Government Relocation Date, unless upon thirty (30) days prior written notice to Buyer, IFCO Chicago determines in its sole discretion to continue such operation, (C) not, without the prior written consent of Buyer or its designated Affiliate, incur any indebtedness for borrowed money that would be a Chicago Assumed Liability or that would encumber any of the Chicago Assets, or enter into any contract or commitment that would be a Chicago Assumed Contract that cannot be terminated without cost on not more than thirty (30) days' notice, (D) not, without the prior consent of Buyer or its designated Affiliate, incur any other liability that would be a Chicago Assumed Liability, (E) take all actions required to maintain the Chicago Listed Permits, unless upon thirty (30) days prior written notice to Buyer, IFCO Chicago determines to cease operating the Chicago Facility, (F) not take any affirmative action to cause the representations and warranties set forth in Article 6 (Representations and Warranties of Parents and Sellers) to be untrue or incorrect as of the Chicago Closing with respect to the transactions to be consummated at the Chicago Closing, (G) not fail to take any commercially reasonable action necessary to cause the representations and warranties set forth in Article 6 (Representations and Warranties of Parents and Sellers) to be true and correct as of the Chicago Closing with respect to the transactions to be consummated at the Chicago Closing, (H) perform all applicable covenants set forth in Article 8 (Covenants of Parents and Sellers), as such covenants relate to the transactions to be consummated at the Chicago Closing, the Chicago Assets, the Chicago Facility and employees of the Chicago Facility, (I) not sell any of the Chicago Assets to another party without the prior written consent of Buyer or its designated Affiliate, and (J) not incur costs in excess of $10,000 per month in the aggregate to repair or replace damaged, destroyed or obsolete assets used in the operation of the Chicago Facility, or make any capital expenditure outside the ordinary course of business, without the prior consent of Buyer or its designated Affiliate. In addition, from the Closing Date until the Chicago Closing, IFCO Chicago shall not, and the Parents shall not take any action to cause IFCO Chicago to, terminate any Active Employees employed at the Chicago Facility, without the prior written consent of Buyer. Effective immediately before the Chicago Closing, IFCO Chicago will terminate all such employees. IISCH and the Parents shall not take any affirmative action to cause IFCO Chicago to violate any of the foregoing. Notwithstanding the foregoing or anything to the contrary contained herein, nothing herein shall be construed as imposing any obligation on IFCO Chicago, Parents or any of their Affiliates to continue operating the Chicago Facility or to maintain the Business or any assets of the Chicago Facility either (i) in the event IFCO Chicago determines in its sole discretion to cease operations at the Chicago Facility prior to Buyer's relocation of the operations of such facility on or before the Government Relocation Date, upon thirty (30) days prior written notice to Buyer or (ii) after the Government Relocation Date.

                    (ii) In addition to the other conditions set forth in this Agreement, Buyer's obligation to purchase, or cause an Affiliate to purchase, the Chicago Assets pursuant to the terms of this Agreement at the Chicago Closing is conditioned upon (A) there having been no material loss or destruction between the Closing Date and the Chicago Closing Date of the Chicago Assets that can reasonably be relocated to a new facility and utilized in the operation of the Business, (B) there being no material increase in the Chicago Assumed Liabilities between the Closing Date and the Chicago Closing Date other than increases in the ordinary course of business consistent with past practices, (C) IFCO Chicago conveying good and marketable title to the Chicago Assets to Buyer or its Affiliate or designee, free and clear of all Liens other than Permitted Liens, Liens, if any, created by Buyer or its Affiliate, Liens that arise due to Buyer's failure to pay to IFCO Chicago amounts that Buyer owes to IFCO Chicago pursuant to the terms hereof and Liens of any governmental entity that arise out of on-site environmental conditions on the real property included in the Chicago Assets and (D) IFCO Chicago using commercially reasonable efforts to conduct the environmental remediation, including any necessary investigation, pursuant to Section 2.6(c)(iii), to the extent
                                     -------------------
requested by Buyer.

                    (iii) Promptly after the Closing Date, IFCO Chicago shall conduct the environmental remediation of the real property included in the Chicago Assets, including without limitation by removing and disposing of any contaminated topsoil located on the site of the real property included in the Chicago Assets at an appropriate and authorized waste management facility. Such environmental remediation shall be performed to the least stringent extent required by applicable Environmental Laws in effect at the time of such environmental remediation or, if greater, to the extent Buyer determines that such greater environmental remediation is reasonably necessary to permit the real property that constitutes part of the Chicago Assets to be saleable to a third party identified by Buyer. IICSH and the Parents shall not take any affirmative action to cause IFCO Chicago to violate any of the foregoing The environmental contractor IFCO Chicago selects (the "Environmental
                                                                  -------------
Contractor") shall be acceptable to Buyer, and Buyer and its assignee shall be
----------
named as a third party beneficiary to the contract between IFCO Chicago and the Environmental Contractor and shall be entitled to rely upon the work performed by, and any reports or other documents prepared by, the Environmental Contractor. If requested by Buyer, before beginning any further environmental investigation or any environmental remediation, IFCO Chicago shall provide draft plans to Buyer or its assignee for their review and comment. Notwithstanding the foregoing or anything to the contrary contained herein, neither IFCO Chicago nor any of its Affiliates shall have any obligation to Buyer or any assignee of Buyer to conduct any environmental remediation of any real property included in the Chicago Assets, except to the extent Buyer is obligated to reimburse IFCO Chicago for any Chicago Moving Expenses. .

                    (iv) After the Closing Date and prior to the Chicago Closing, IFCO Chicago shall cooperate with Buyer and any potential purchaser identified by Buyer who is interested in purchasing the real property on which the Chicago Facility is located. Such cooperation shall include without limitation permitting such potential purchaser to visit and examine the property and making available to such potential purchaser all information in IFCO Chicago's possession regarding the property. Notwithstanding anything to the contrary herein, IFCO Chicago shall not have any obligation to permit any prospective purchaser to conduct any Phase II on the Chicago Assets unless it is provided an indemnification from such prospective purchaser to protect IFCO Chicago against liabilities solely and directly arising from the negligent performance of that Phase II investigation.

                    (v) After the Closing Date and prior to the Chicago Closing, IFCO Chicago shall, and IICSH and the Parents shall cause IFCO Chicago to, cooperate with Buyer to effect the relocation of the Chicago Facility, including without limitation by contracting with engineers, moving contractors, building contractors, demolition contractors and other parties, all as reasonably requested by Buyer, and by permitting such parties to enter the Chicago Facility from time to time. Notwithstanding anything to the contrary contained herein, IFCO Chicago shall not have any obligation to enter into any such contract except to the extent Buyer acknowledges in writing that the liabilities and obligations under such contract are included in Chicago Moving Expenses.

                    (vi) Prior to the Chicago Closing, (A) Buyer shall, or shall cause its designated Affiliate to, reimburse IFCO Chicago within ten (10) business days after Buyer's receipt of invoices for the direct costs and expenses (subject to paragraph (c)(vii) below) of operating the Chicago Facility (excluding allocations of Parents' selling, general and administrative expenses or other expenses of Parents), to the extent such costs and expenses are not paid to IFCO Chicago under clause (B) of this paragraph, and (B) IFCO Chicago shall sell products and services only to Buyer or its Affiliates, but only as required by Buyer or its Affiliates, at a price equal to IFCO Chicago's cost of producing such products, plus 1% of such cost. IFCO Chicago's cost of producing such products shall not include any item excluded from IFCO Chicago's calculation of Chicago Facility EBITDA. IFCO Chicago shall, and IICSH and Parents shall cause IFCO Chicago to provide, Buyer and its designated Affiliate reasonable access to IFCO Chicago's books and records to confirm the amount of any invoice for amounts claimed by IFCO Chicago under this provision.

                    (vii) Prior to the Chicago Closing, Buyer shall, or shall cause its designated Affiliate to, reimburse IFCO Chicago promptly for IFCO Chicago's actual capital expenditures at the Chicago Facility, but only to the extent such capital expenditures are for maintenance and repairs in the ordinary course of business consistent with past practices and specifically excluding any capital expenditures required in any agreement with the City of Chicago or any regulatory authority to permit the continued operation of the Chicago Facility until the Government Relocation Date. IFCO Chicago shall promptly notify Buyer if the City of Chicago or any other governmental authority having authority over the Chicago Facility requires that any capital improvement, other expenditure or change in manner of operation be made at the Chicago Facility to permit the continued operation of the Business at such location (any such capital improvement, expenditure or change in operation, a "City Mandated Improvement").
                                                    -------------------------
Buyer shall have the right in its sole discretion to require IFCO Chicago to make such City Mandated Improvement at Buyer's cost and expense; provided,
                                                                 --------
however, that notwithstanding anything to the contrary contained herein, nothing
-------
contained in this Agreement shall require or be construed to require Sellers or Parent to make any City Mandated Improvement at Sellers' or Parent's cost and expense. If Buyer elects not to fund any City Mandated Improvement, then IFCO Chicago may elect, in lieu of making such City Mandated Improvement, to discontinue the operation of the Chicago Facility, or, if possible, to discontinue the portion of the operations conducted at the Chicago Facility that could not be continued without the City Mandated Improvement

               (d)  Consideration for Chicago Purchase and Sale. The
                    -------------------------------------------
consideration for the purchase and sale of the Chicago Assets shall be the following:

                    (i) At the Chicago Closing, subject to subsection (f) below and the terms of the Escrow Agreement, as consideration for the purchase and sale of the Chicago Assets, Buyer or its designated Affiliate shall pay to the appropriate Sellers an amount equal to $2,000,000 (the "Chicago Purchase
                                                            ----------------
Price"), payable by directing the Escrow Agent to deliver the Chicago Purchase
-----
Price Note to IFCO Chicago. At the Chicago Closing, Buyer may, in its sole discretion, elect by written notice to Seller to defer receipt of title to the real property on which the Chicago Facility is located until a future date, but not later than the eighteenth month anniversary of the Closing Date. In the event Buyer makes such an election, the Chicago Purchase Price Note shall be released from Escrow and delivered to IFCO Chicago on the date on which Buyer or its designee elects to take title to the real property on which the Chicago Facility is located, which date shall not be later than the eighteenth month anniversary of the Closing Date.

                    (ii) At the Chicago Closing, IFCO Chicago shall assign and Buyer or its designated Affiliate shall assume only the Chicago Assumed Liabilities. For purposes of this Agreement, the term "Chicago Assumed
                                                       ---------------
Liabilities" shall mean any Liability of IFCO Chicago that would be an Assumed
-----------
Liability under the terms of this Agreement but for this Section 2.6, Section 1.2(c), and the other provisions of this Agreement referring to IFCO Chicago or the Chicago Facility. Notwithstanding the foregoing or anything to the contrary contained herein, subject to Buyer's obligation to promptly reimburse Seller for Chicago Moving Expenses, neither Buyer nor any of its Affiliates has assumed, assumes or intends to assume, and neither the term "Assumed Liability" nor the term "Chicago Assumed Liability" shall be deemed or construed to mean that Buyer or any of its Affiliates has assumed, assumes or agrees to assume, any Retained Liability, including, without limitation, any liability or obligation arising as a result of Environmental Claims, including without limitation those arising under CERCLA or its state analogs or violations of Environmental Laws at the Chicago Facility with respect to the period prior to the Chicago Closing.

                (iii) At the Chicago Closing, the appropriate Seller shall assign and Buyer or its designated Affiliate shall assume all Chicago Assumed Contracts. For purposes of this Agreement, the term "Chicago Assumed Contracts"
                                                     -------------------------
means all IFCO Chicago's contracts, intellectual property and software licenses, real property leases (unless excluded in accordance with the terms of this Section 2.6), personal property leases, warranties, commitments, agreements, arrangements and sales orders related to the Business of IFCO Chicago at the Chicago Facility pursuant to which IFCO Chicago enjoys any right or benefit including the right to receive income in respect thereof, excluding waste disposal contracts.

                (iv) At the Chicago Closing, except as otherwise provided below, the appropriate Seller shall assign and Buyer or its designated Affiliate shall assume all Chicago Listed Permits that Buyer elects to assume if any. For purposes of this Agreement, the term "Chicago Listed Permits" means all such
                                     ------------------------
governmental licenses, permits, approvals, identification numbers, authorizations, exemptions, classifications, registrations, notifications and certificate, and all consents or agreements with governmental authorities that are in effect or are pending with respect to the relocation of the Business of IFCO Chicago to a new facility. Such term shall not include any governmental licenses, permits, approvals, identification numbers, authorizations, exemptions, classifications, registrations, notifications, certificates or consents or agreements with governmental authorities to the extent applicable to the operation of the Business at the Chicago Facility. Notwithstanding anything to the contrary contained herein, neither IFCO Chicago nor any of its Affiliates shall have any liability or obligation with respect to obtaining or applying for any governmental licenses, permits, approvals, identification numbers, authorizations, exemptions, classifications, registrations, notifications, certificates or consents or agreements with governmental authorities with respect to any facility to which Buyer relocates the Business of IFCO Chicago. At or prior to the Chicago Closing, Sellers shall transfer to Buyer all Chicago Listed Permits for which transfer no governmental approval is necessary. At the Chicago Closing or as soon as practicable thereafter, the appropriate Seller shall use commercially reasonable efforts to transfer to Buyer all Chicago Listed Permits for which transfer governmental approval to transfer is necessary and shall initiate, to the extent requested by Buyer, transfer of all Chicago Listed Permits for which governmental approval is necessary. In the event the sale, transfer, assignment, or conveyance of any of the Chicago Listed Permits is unlawful or is not permissible under any agreement, or federal, state, or local law, rule, or regulation, then the terms "sale, transfer or assignment," for the purposes of this Agreement with respect to any such Chicago Listed Permits, shall be deemed to mean and require the appropriate Seller's relinquishment of all of its right, title and interest in, to and under such

Chicago Listed Permits as of the Chicago Closing Date to the fullest extent necessary or appropriate to enable Buyer to acquire such Chicago Listed Permits.

                (v) At the Chicago Closing, Buyer and each Seller and Parent shall perform such acts, execute and deliver such closing documents, and prorate, incur and share expenses with respect to the sale and acquisition of the assets of the Chicago Facility contemplated hereby to the same extent that it would have been required to do so pursuant to the terms of this Agreement if the transactions included in the Chicago Closing were included in the Closing. Without limiting the foregoing, subject to Section 1.6, at the Chicago Closing Sellers shall deliver an owner's title insurance policy with respect to the Real Property relating to the Chicago Facility in the customary form, insuring Buyer and issued as of the date of the Chicago Closing by a title insurance company reasonably satisfactory to Buyer, in an amount reasonably satisfactory to Buyers and Sellers.

            (e) Chicago Closing. The consummation of Buyer's acquisition of the
                ---------------
Chicago Assets provided for herein (the "Chicago Closing") shall take place at
                                         ---------------
the office of Haynes and Boone, LLP, Dallas, Texas at 10:00 A.M., local time, on the third business day after the earlier of the date on which:

                (i) subject to the satisfaction or waiver of the condition and the rights and obligations set forth in the other sections of this Agreement, IFCO Chicago ceases operation of the Chicago Facility and completes the environmental remediation of the real property included in the Chicago Assets pursuant to the requirements of Section 2.6(c)(iii) above, which discontinuation and remediation shall occur as promptly as practicable after Buyer, an Affiliate of Buyer or the assignee of Buyer's or its Affiliate's right to purchase the Chicago Assets or any part thereof, notifies IFCO Chicago, Parents and the Escrow Agent in writing of its election to acquire title to the Chicago Assets or any part thereof on a date identified by such purchaser after IFCO Chicago discontinues such operation and completes such remediation;

                (ii) subject to the satisfaction or waiver of the condition and the rights and obligations set forth in the other sections of this Agreement, Buyer, an Affiliate of Buyer or Buyer's designee notifies IFCO Chicago, Parents and the Escrow Agent in writing of its election to acquire title to real property included in the Chicago Assets prior to the remediation of such real property, in which case Buyer, its Affiliate or Buyer's designee, as applicable shall undertake in writing to (x) complete the environmental remediation of such real property (as described in Section 2.6(c)(iii)) at such acquiror's expense or (y) to release IFCO Chicago from any obligation to environmentally remediate such real property; or

                (iii) subject to the satisfaction or waiver of the conditions set forth in items (C) and (D) of Section 2.6(c)(ii), IFCO Chicago or either Parent notifies Buyer or its assignee (assuming notice of assignment has been provided to IFCO Chicago and Parents) of its determination to transfer title to the Chicago Assets to Buyer, its Affiliate or assignee, as the case may be; provided IFCO Chicago and Parents shall not be entitled to provide such notice
--------
until after the Government Relocation Date; provided further that Buyer may, in
                                            -------- -------
its sole discretion, elect by written notice to IFCO Chicago and Parents to defer receipt of title to the real property on which the Chicago Facility is located until a future date, which date shall not be later than the later of the eighteen (18) month anniversary of the Closing Date or the date on which any Liens not permitted under Section 2.6(c)(ii) are removed from such real property;

provided, however, that in any case, Buyer, its Affiliate or assignee, as the
--------  -------
case may be, shall not be deemed to have acquired title to Chicago Assets comprised of personal property until such Chicago Assets are removed from the premises of the Chicago Facility.

                      The applicable time and date of the Chicago Closing are referred to herein as the "Chicago Closing Date."
                           --------------------

                (f)   Distribution of Chicago Escrow Fund. The Chicago Escrow
                      -----------------------------------
Fund shall be distributed to Sellers at the Chicago Closing in accordance with the terms of the Escrow Agreement.

                (g)   Chicago Moving Expenses. For purposes of this Agreement,
                      -----------------------
the term "Chicago Moving Expenses" means all costs and expenses that are
          -----------------------
reasonable in nature and amount, or are incurred at Buyer's request or with its consent, and that are paid or incurred by Buyer or its Affiliate to (i) shut down the Chicago Facility and move the Chicago Assets to a new facility and install the Chicago Assets at such new facility such that they are in working order and operational, (ii) replace assets that would otherwise be Chicago Assets, but that cannot be moved, or that Buyer elects not to move, (iii) scrap any assets that are not moved from the Chicago Facility, and (iv) (A) acquire a new facility in the same market area as the Chicago Facility from which to operate the Business conducted by IFCO Chicago or (B) increase the capacity at a business acquired by Buyer or an Affiliate of Buyer in the same market area as the Chicago Facility operates so that the acquired business is able to absorb the Business conducted by the Chicago Facility on a competitive and commercially comparable basis. The term "Chicago Moving Expenses" also shall include: the
                            -----------------------
out-of-pocket expenses paid or incurred by IFCO Chicago to (A) conduct the environmental remediation described in Section 2.6(c)(iii), including any necessary investigation, of the real property included in the Chicago Assets to the least stringent extent required by applicable Environmental Laws in effect at the time of such environmental remediation or, if greater, to the extent Buyer determines that such greater environmental remediation is reasonably necessary to permit such real property to be saleable to a third party identified by Buyer, at Buyer's option; provided, however, IFCO Chicago shall
                                        --------  -------
not incur any such out-of-pocket expenses without the prior consent of Buyer; provided, further, Buyer shall not be obligated to reimburse IFCO Chicago for
--------  -------
any out-of-pocket expenses incurred by IFCO Chicago for any environmental remediation required with respect to, or performed on or for, offsite property that is not part of, or for conditions that are not located on, the real property included in the Chicago Assets, and (B) demolish or renovate the structure at the Chicago Facility as reasonably requested by Buyer or its Affiliate; provided, however, that IFCO Chicago shall not pay or incur an
           --------  -------
expense or cost for any item or activity to demolish or renovate the structure at the Chicago Facility that exceeds $10,000 or a series of such items and activities that exceed $15,000 in the aggregate without the prior consent of Buyer or its Affiliate. Subject to the foregoing, Buyer shall reimburse IFCO Chicago and its Affiliates for Chicago Moving

Expenses not later than ten (10) business days from the date IFCO Chicago delivers Buyer copies for such invoices.

                (h)    Assignment. Prior to the Chicago Closing, Buyer or an
                       ----------
Affiliate of Buyer may assign to any third party transferee, purchaser or assignee any or all of its rights under this Section 2.6 (Chicago)."

       17.      Section 6.8(a). Section 6.8(a) of the Asset Purchase Agreement
                --------------  --------------
is hereby amended to read in its entirety as follows:

                "(a)   ISNA is acquiring the Promissory Notes for its own
account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended."

       18.      Section 8.16. Section 8.16 of the Asset Purchase Agreement is
                ------------  ------------
hereby amended to read in its entirety as follows:

                "8.16. Remediation at Chicago Sites. Prior to the Chicago
                       ----------------------------
Closing, with respect to the Real Property located at 2300 W. 13/th/ Street and 2301 and 2311 W. Ogden Avenue in Chicago, Illinois, if Buyer requests them to do so, Sellers shall (and Parents shall cause Sellers to) file a claim under the relevant insurance policies that they hold (so long as the relevant insurance policies are still in place and such claims are in accordance with such policies) for remediation of such sites and shall use commercially reasonable efforts to prosecute such claim; provided, however, Sellers shall not be
                                 --------  -------
required to incur out-of-pocket expenses for the prosecution of such claim."

       19.      Section 9.6(a). Section 9.6(a) of the Asset Purchase Agreement
                --------------  --------------
is amended to replace the reference to "January 31, 2002" with "January 31, 2003."

       20.      Section 9.7(a). This first sentence of Section 9.7(a) of the
                --------------                         --------------
Asset Purchase Agreement is hereby amended to read in its entirety as follows:

                "For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date, the Zellwood Closing Date and the Chicago Closing Date, respectively, by Sellers for the Business who are:"

       21.      Sections 9.7(b)(i) and (ii). Sections 9.7(b)(i) and (ii) of the
                ---------------------------  ---------------------------
Asset Purchase Agreement are hereby amended to read in their entirety as follows:

                "(i)   Buyer is not obligated to hire any Active Employee,
except as required under the Collective Bargaining Agreements, but may interview all Active Employees. Buyer will provide Seller with a list of Active Employees to whom Buyer has not made an offer of employment on the Closing Date, the Zellwood Closing Date or the Chicago Closing Date, as the case may be; provided,
                                                                       --------
however, the number of Active Employees whom Buyer elects not to hire shall not
-------
exceed thirty (30). As used herein, "Hired Active Employees" means the Active
                                     ----------------------

Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date, the Zellwood Closing Date or the Chicago Closing Date, as the case may be. Subject to Legal Requirements, Buyer will have reasonable access to the properties and personnel records (including performance appraisals, disciplinary actions, grievances and medical records) of each Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Sellers upon reasonable prior notice during normal business hours. Effective immediately before the Closing, the Zellwood Closing and the Chicago Closing, each Seller will terminate the employment of all of its respective Hired Active Employees affected thereby.

                (ii) Neither any Seller nor any Parent nor any of their Affiliates shall solicit the continued employment of any Active Employee (unless and until Buyer has informed such Seller in writing that the particular Active Employee will not receive any employment offer from Buyer) or the employment of any Hired Active Employee after the Closing, the Zellwood Closing or the Chicago Closing, as the case may be. Buyer shall inform Sellers promptly of the identities of those Active Employees to whom it will not make employment offers, and each Seller shall assist Buyer in complying with the WARN Act as to those Active Employees."

       22.      Section 9.7(c). Section 9.7(c) of the Asset Purchase Agreement
                --------------  --------------
is hereby amended to read in its entirety as follows:

                "(i)   Each Seller shall be responsible for (A) the payment of
all wages and other remuneration due to Active Employees with respect to their services as employees of such Seller through the close of business on the Closing Date, the Zellwood Closing Date or the Chicago Closing Date, as the case may be, including pro rata bonus payments and all vacation pay earned prior to the Closing Date, the Zellwood Closing Date or the Chicago Closing Date, as the case may be; (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA; and (C) any and all payments to employees required under the WARN Act.

                (ii) Each Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date, the Zellwood Closing Date or the Chicago Closing Date, as the case may be, under the Benefit Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit."

       23.      Section 9.7(d). Section 9.7(d) of the Asset Purchase Agreement
                --------------  --------------
is hereby amended to read in its entirety as follows:

                "(d)   Sellers' Retirement and Savings Plans.
                       -------------------------------------

                (i) Except as provided in Sections 9.7(d)(ii), (iii) and (iv) and with respect to Benefit Plans contributed to pursuant to the Collective Bargaining Agreements, all Hired Active Employees who are participants in Sellers' retirement plans shall retain their accrued benefits under Sellers' retirement plans as of the Closing Date, the Zellwood Closing Date or the Chicago Closing Date, as the case may be, and each Seller (or such Seller's retirement plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefore under such plans.

                (ii) In accordance with Buyer's obligation under Section 2.6(c)(ii) (Chicago) to reimburse Sellers for the Chicago Facility operating expenses for the period between the Closing and the Chicago Closing, Buyer shall, within ten (10) business days of notice of payment, reimburse Sellers for the contributions Sellers are required to make to the Local 705 International Brotherhood of Teamsters Pension Fund (the "Local 705 Fund") for such period. As
                                            --------------
of the Chicago Closing Date, Sellers will no longer be required to contribute to the Local 705 Fund because of Sellers' complete withdrawal from the Local 705 Fund on the Chicago Closing Date. It is agreed that, in order to relieve Sellers of any withdrawal liability Sellers would otherwise incur upon Sellers' withdrawal from the Local 705 Fund, beginning on the Chicago Closing Date, Buyer shall be obligated to contribute to the Local 705 Fund for substantially the same number of contribution base units for which Sellers had an obligation to contribute as of the Chicago Closing. In addition, after the Chicago Closing, Buyer shall provide to the Local 705 Fund for a period of five (5) plan years commencing with the first plan year beginning after the Chicago Closing, a bond (the "Bond") issued by a corporate surety company that is an acceptable surety
      ----
under Section 412 of ERISA in an amount equal to the greater of (A) Sellers' average annual contribution to the Local 705 Fund for the three (3) plan years immediately preceding the plan year in which the Chicago Closing Date occurs or
(B) Sellers' annual contribution to the Local 705 Fund for the plan year immediately preceding the plan year in which the Chicago Closing Date occurs, which bond shall be paid to the Local 705 Fund if Buyer withdraws from the Local 705 Fund, or fails to make a contribution to the Local 705 Fund when due, at any time during the first five (5) plan years beginning after the Chicago Closing. Buyer shall purchase the Bond in the form of a five-year bond, if possible, and shall notify Sellers of the premium amount for such five-year bond which amount Sellers shall pay to the Buyer by the January 1st next following the Chicago Closing. If Buyer is not able to purchase the Bond as a five-year bond, then Buyer shall purchase the Bond as a one-year bond for each of the next five (5) plan years which premium shall be paid by Sellers to Buyer by the January 1st next following the Chicago Closing and by January 1st of each of the next four
(4) plan years thereafter. If Sellers fail to pay Buyer for the bond premium on the one-year bond in any such plan year, Buyer shall set off the amount of the premium from the amount due under its Promissory Notes. Buyer's obligation to provide the Bond described in this Section 9.7(d)(ii) and Sellers' obligation to pay Buyer for the amount of such Bond shall be excused if the Local 705 Fund grants the parties a waiver. Sellers shall be responsible for attempting to obtain said waiver on the parties' behalf. Buyer shall cooperate with Sellers in attempting to secure such a waiver, and any expenses incurred by Buyer in such attempt shall be paid by Sellers.

                (iii) If Buyer withdraws from the Local 705 Fund in a complete or partial withdrawal during the first five (5) plan years beginning after the Chicago Closing and incurs withdrawal liability as a result of such withdrawal, Buyer shall have the right to set off from the amount due on its Promissory Notes an amount equal to the lesser of (A) the amount of Sellers' withdrawal liability determined on the Chicago Closing Date without regard to the provisions of this Section 9.7(d) and
Section 4204 of ERISA less the amount of the Bond, if any, or (B) the amount of Buyer's withdrawal liability less the amount of the Bond, if any. In addition, if Buyer becomes liable to the issuer of the Bond for amounts other than premiums, Buyer shall have the right to set off from the amount due on the Promissory Notes the amount of any such liability.

                (iv) If Buyer withdraws in a complete or partial withdrawal from the Local 705 Fund during the first five (5) plan years beginning after the Chicago Closing, Sellers shall be secondarily liable for any withdrawal liability it would have had to the Local 705 Fund (but for the provisions of this Section 9.7(d) and Section 4204 of ERISA) if the withdrawal liability of Buyer to the Local 705 Fund is not paid; provided, however, Sellers' secondary
                                         --------  -------
liability obligation shall not apply if it is not required under the applicable regulations issued by the PBGC."

       24.      Section 9.7(f). Section 9.7(f) of the Asset Purchase Agreement
                --------------  --------------
is hereby amended to read in its entirety as follows:

                "(f)   Collective Bargaining Matters. Buyer shall assume all of
                       -----------------------------
the Collective Bargaining Agreements of Sellers under this Agreement or by contract at the Closing, the Zellwood Closing or the Chicago Closing, as the case may be. Any bargaining obligations of Buyer with any union with respect to bargaining unit employees subsequent to the Closing, the Zellwood Closing or the Chicago Closing, as the case may be, whether such obligations arise before or after the Closing, the Zellwood Closing or the Chicago Closing, as the case may be, shall be the sole responsibility of Buyer."

       25.      Section 9.7(g)(vi). Section 9.7(g)(vi) of the Asset Purchase
                ------------------  ------------------
Agreement is hereby amended to read in its entirety as follows:

                "(vi) Seller and each ERISA Affiliate that, prior to the Closing Date, the Zellwood Closing Date or the Chicago Closing Date, as the case may be, sponsored a group health plan (as defined in Section 5000b of the Code, Section 607 of ERISA, or both) which provides welfare benefits to any current or former employee of Seller will continue to maintain such group health plan after Closing, the Zellwood Closing and the Chicago Closing, respectively, and will not, in connection with the sale (as such phrase is described in Section 54.4980B-9, Q&A-8 of the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations), whether or not such regulations apply to this Agreement) of the property, assets, and rights of the Business as described in this Agreement, cease to provide coverage under such group health plan to its employees."

       26.      Section 9.10. Section 9.10 of the Asset Purchase Agreement is
                ------------  ------------
hereby amended to read in its entirety as follows:

                "9.10  Payment of All Taxes Resulting from Sale of Assets by
                       -----------------------------------------------------
Sellers. Sellers shall (and Parents shall cause Sellers to) pay in a timely
-------
manner all Taxes resulting from or payable in connection with the sale of the Acquired Assets pursuant to this Agreement, regardless of the person or entity on whom such Taxes are imposed by Legal Requirements. Buyer shall promptly, but no less than forty (40) days after receipt of an invoice from the Parent/Seller Representative detailing the calculation and basis for the amounts paid, reimburse Sellers for one-half of such Taxes."

       27.      Section 9.13. Section 9.13 of the Asset Purchase Agreement is
                ------------  ------------
hereby amended to read in its entirety as follows:


                "9.13. Sellers' Access to Hired Active Employees. After the
                       -----------------------------------------
Closing Date, the Zellwood Closing Date and the Chicago Closing Date, respectively, Buyer will, without cost or expense to Sellers, provide Sellers reasonable access to the Hired Active Employees and such of Buyer's records that are necessary for Sellers' preparation of Sellers' financial statements through the Closing Date, the Zellwood Closing Date and the Chicago Closing Date, respectively, including, but not limited to, the preparation of information for Parents' and Sellers' quarterly filings and Parents' and Sellers' 2001 and 2002 tax returns."

       28.      Section 9.15. Section 9.15 of the Asset Purchase Agreement is
                ------------  ------------
hereby amended to read in its entirety as follows:

                "9.15. Tax Matters Cooperation.
                       -----------------------

                       (a) Buyer and Sellers will cooperate in all reasonable respects with each other in the preparation of all tax returns which include any portion of the year 2001 or the tax years in which the Closing, the Zellwood Closing or the Chicago Closing occurs. In addition, Buyer and Sellers will provide each other with access to such of its books and records as may be reasonably requested by the other in connection with federal, state and local tax matters relating to periods which include any portion of the year 2001 or the tax years in which the Closing, the Zellwood Closing or the Chicago Closing occurs.

                       (b) Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such matter. Buyer and Sellers agree (i) to retain until the expiration of the applicable statute of limitations all books and records which are relevant to the determination o the Tax liabilities pertinent to the Acquired Assets relating to any Tax period prior to the Closing Date, the Zellwood Closing Date or the Chicago Closing Date, as the case may be, and to abide by all record retention agreements entered into with any Tax authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and if the other party so requests, Buyer or Sellers, as the case may be, shall allow the other party to take possession of such books and records."

         29.   Section 9.19. There shall be added to the Asset Purchase
               ------------
Agreement a new Section 9.19, which shall read in its entirety as follows:
                ------------

               "9.19.  Insurance Costs.
                       ---------------

                       (a)    The term "Incremental Insurance Amount" shall, as
                                        ----------------------------
to each Insurance Claim Year (defined below), mean the sum of (i) an amount equal to the difference between the Insurance Claims Costs (defined below) for such year minus $2,154,000 (such difference being expressed as a positive number or a negative number, as applicable) plus (ii) the sum of (A) crime insurance, directors and officers insurance, employment practices insurance, general liability insurance and umbrella insurance premium expense up to a maximum of $160,000 per Insurance Claim Year, plus (B) third party administrative fees to maintain Buyer's medical insurance plan for the Business up to a maximum of $300,000 per Insurance Claim Year. Notwithstanding anything to the contrary contained herein, the maximum Incremental Insurance Amount with respect to each respective Insurance Claim Year shall be $1,100,000 and the minimum Incremental Insurance Amount shall be $0.

                       (b)    The term "Insurance Claims Costs" means the
                                        ----------------------
product of (1) the sum of (A) actual medical insurance claims expense up to a maximum of $100,000 per claim, incurred by Buyer with respect to the Business, employees of the Business (including for purposes of this calculation employees of IFCO Florida and IFCO Chicago) during a specific Insurance Claim Year, (B) actual workers' compensation claims expense up to a maximum of $250,000 per claim, incurred by Buyer with respect to the Business, employees of the Business (including for purposes of this calculation employees of IFCO Florida and IFCO Chicago) during a specific Insurance Claim Year and (C) prescription drug benefits expense incurred by Buyer with respect to the Business, employees of the Business (including for purposes of this calculation employees of IFCO Florida and IFCO Chicago) during a specific Insurance Claim Year, multiplied by
(2) for a specific Insurance Claim Year, the quotient of (x) the number of employees of the Business at Closing that are not enrolled in a Union medical plan, divided by (y) the monthly weighted average of employees of the Business for such Insurance Claim Year that are not enrolled in a Union medical plan; provided, however, that for purpose of this calculation the claims, premium
--------  -------
expenses, fees and benefit costs described in clauses (A) through (C) above shall be adjusted each year to 2001 dollars, which adjustment shall be made by multiplying the amount described in each of clauses (A) and (B) by the Combined Adjustment Index (defined below) and by multiplying the amount described in clause (C) by the Prescription Adjustment Index (defined below).

         "Combined Adjustment Index" shall mean the following, as applicable:
          -------------------------

         (i) If the Hewitt Index (defined below) is not published or publicly available for the applicable year, then the percentage increase or decrease in the annual Medical Care Services Index included in the Bureau of Labor Statistics Consumer Price Index - Urban Wage Earners and Clerical Workers (U.S. City Average) for such year, as compared to the 2001 baseline of 278.5; or

         (ii) For so long as the Hewitt Index is published or publicly available for the applicable year, then the average of (a) the percentage increase or decrease described in item (i) of this definition and (b) the percentage increase or decrease in the Hewitt Health Value Initiative Annual Health Care Costs Per Employee - National Averages, as published by Hewitt Associates LLC for such year, as compared to the 2001 baseline value of $4,778 (such percentage increase or decrease, the "Hewitt Index").
                   ------------

         "Prescription Adjustment Index" shall mean the following, as
          -----------------------------
applicable:

         (i) If the Hewitt Index is not published or publicly available for the applicable year, then the percentage increase or decrease in the annual Medical Care Index included in the annual Bureau of Labor Statistics Consumer Price Index - Urban Wage Earners and Clerical Workers (U.S. City Average) for such year, as compared to the 2001 baseline value of 271.8; or

         (ii) For so long as the Hewitt Index is published or publicly available for the applicable year, then the average of (a) the percentage increase or decrease described in item (i) of this definition and (b) the Hewitt Index.

                           (c)    The term "Average Incremental Insurance
                                            -----------------------------
Amount" shall mean an aggregate amount equal to the product of (x) 2.275
------
multiplied by (y) the quotient of the sum of the Incremental Insurance Amount for each of the Insurance Claim Years divided by five.

                           (d)    At the Closing, Parents and Sellers shall
cause Bank One Texas, NA ("Bank One") to post a $3,750,000 irrevocable letter of
                           --------
credit in favor of Buyer (the "Letter of Credit"), the form of which is attached
                               ----------------
hereto as Exhibit 1.

                                  (i)   If the Letter of Credit terminates in
         accordance with its terms and Parents fail to deliver a Replacement LC (defined below) at least thirty (30) days prior to the termination of the Letter of Credit, then Buyer shall be entitled to draw the full amount of the Letter of Credit and deposit such amount in an escrow with Bank One pursuant to the form of Escrow Agreement attached hereto as Exhibit 2.

                                  "Replacement LC" means a new letter of credit
                                   --------------
         from a national or international banking institution with a credit standing substantially similar to Bank One's, which new letter of credit shall have terms substantially the same as the Letter of Credit, subject to the following modifications: (A) the Replacement LC shall have a term that extends from the date of issuance of the Replacement LC through the earlier to occur of (x) the four-year anniversary of the Closing Date and (y) if applicable, the expiration of Parents' then-existing credit facility with the issuer of the Replacement LC,
         (B) during each year of the Replacement LC's term through the three-year anniversary of the Closing Date, the maximum annual draw under the Replacement LC shall not be greater than $1,000,000, and (C) after the three-year anniversary of the Closing Date and until the Replacement LC's expiration thereafter, the maximum annual draw thereunder shall not be greater than $750,000; provided, however, that
                                                        --------  -------
         the Replacement LC shall provide that
         if it terminates in accordance with clause (A) above and Parents fail to replace the Replacement LC at least thirty (30) days prior to its termination under clause (A) above with a new letter of credit from a national or international banking institution with a credit standing substantially similar to Bank One's, which new letter of credit shall have terms substantially the same as the Replacement LC, then Buyer shall be entitled to draw the full amount of the Replacement LC and deposit such amount in an escrow with Bank One (or other suitable escrow agent) pursuant to the form of Escrow Agreement attached hereto as Exhibit 2.

                              (ii) The stated amount of the Replacement LC shall decrease by $1,000,000 with respect to each year of the Replacement LC's term through the three-year anniversary of the Closing Date and by $750,000 with respect to each year of such Replacement LC's term after the three-year anniversary of the Closing Date. Such decreases shall automatically take effect with respect to each year upon the final determination of the Incremental Insurance Amount for the immediately-preceding Insurance Claim Year that Buyer is entitled to draw under the Replacement LC with respect to such year in accordance with the provisions of this Section 9.19 and the payment of any related draw under the Replacement LC.

                              (iii) If the Letter of Credit or the Replacement LC is drawn because Parents fail to deliver the Replacement LC or a replacement thereof, as applicable, at least thirty (30) days prior to the termination of such outstanding Letter of Credit or Replacement LC, as applicable, and if such drawn funds are placed into an escrow pursuant to the form of Escrow Agreement attached hereto as Exhibit 2, Parents may nonetheless cause the early termination of such escrow by providing Buyer a Replacement LC in accordance with the terms hereof.

                       (e) Within 10 days after the completion of Buyer's audit of the Business for the years ending December 31, 2002, 2003, 2004, 2005 and 2006 (each such year being herein referred to as an "Insurance Claim Year"),
                                                         --------------------
and in any event not later than March 31 of each respective succeeding year, Buyer shall (i) calculate the Incremental Insurance Amount, and after the year ending December 31, 2006 shall calculate the Average Incremental Insurance Amount and (ii) deliver to the Parent/ Seller Representative a written notice setting forth the Incremental Insurance Amount, and after the year ending December 31, 2006 the Average Incremental Insurance Amount, and, in reasonable detail, Buyer's basis and calculation thereof (the "Incremental Insurance Statement"). Buyer shall cooperate with Parent/Seller Representative, its Affiliates and their auditors, in all commercially reasonable respects, to permit Parent/Seller Representative to audit Buyer's Incremental Insurance
                                                     ---------------------
Statement.
---------

                       (f) If, within thirty (30) business days after delivery of the Incremental Insurance Statement, Buyer has not received a written notice signed by the Parent/Seller Representative (x) disputing the Incremental Insurance Statement, (i) indicating in reasonable detail the basis of such dispute and (ii) setting forth on behalf of the Parents and Sellers their proposed alternative Incremental Insurance Statement (a "Insurance Dispute
                                                               -----------------
Notice"), then Buyer's Incremental Insurance Statement shall be conclusive and
------
binding on the Parents and Sellers.

                       (g) If the Parent/Seller Representative delivers an Insurance Dispute Notice within such thirty (30) business day period, Buyer and the Parent/Seller Representative each shall endeavor in good faith to settle such dispute within twenty (20) business days after the giving of such notice.

                       (h) If any such dispute remains unresolved after such twenty (20) business day period, either Buyer or the Parent/Seller Representative may elect, by delivering written notice of such election (an "Insurance Arbitration Notice") to the other party (which shall be the
 ----------------------------
Parent/Seller Representative if Buyer is delivering such notice), to submit the matter to arbitration by the Dallas, Texas, office of the Accounting Firm. The party delivering the Insurance Arbitration Notice shall attach to such notice any revision such party wishes to make to such party's original Incremental Insurance Statement. If the other party wishes to alter such other party's original Incremental Insurance Statement, such other party shall deliver such other party's new Incremental Insurance Statement to the Accounting Firm and to the party that delivered the Insurance Arbitration Notice not later than the fifth business day after such other party's receipt of the Insurance Arbitration Notice.

                       (i) The Accounting Firm shall have discretion to select an Incremental Insurance Amount that is not greater than the highest amount and not less than the lowest amount proposed by the parties in their respective original Incremental Insurance Statements (or amended Incremental Insurance Statement(s), if applicable).

                       (j) If the Accounting Firm selects the Incremental Insurance Amount of one of the parties as proposed in their respective original Incremental Insurance Statements (or amended Incremental Insurance Statement(s), if applicable), then the party whose Incremental Insurance Statement was not
                                                                         ---
selected by the Accounting Firm shall bear the costs of the Accounting Firm. If the Accounting Firm determines that the Incremental Insurance Amount shall be an amount that is less than the highest amount and more than the lowest amount proposed by the parties in their respective original Incremental Insurance Statements (or amended Incremental Insurance Statement(s), if applicable), then the parties shall bear the costs of the Accounting Firm in the same proportion as the selected Incremental Insurance Amount bears to the parties' respective proposed amounts.

                       (k) The parties hereto shall cooperate in good faith with the Accounting Firm's determination of the adjustment to the Incremental Insurance Amount pursuant hereto and shall promptly provide the Accounting Firm with prompt and complete access to all books, records and customer contacts reasonably relevant to the determination of such adjustment to the Incremental Insurance Amount. The Accounting Firm shall have twenty five (25) business days from the date of its receipt of the Insurance Arbitration Notice to determine the correct adjustment to the Incremental Insurance Amount and each respective party's portion of liability for the fees of the Accounting Firm, and its decision with respect thereto shall be final and binding on the parties.

                       (l) If there is an Incremental Insurance Amount, as determined in accordance with the foregoing procedures, with respect to any Insurance Claim Year, then Parents and Sellers shall be jointly and severally liable to pay such Incremental Insurance

Amount to Buyer. The payment of such Incremental Insurance Amount shall be funded in the following order of priority:

                       (i) first, (A) with respect to each of the Insurance Claim Years ending December 31, 2002, 2003 and 2004, Buyer shall draw against the Letter of Credit (or if applicable, withdraw from the LC Escrow) in an amount equal to the lesser of (1) the Incremental Insurance Amount and (2) $1,000,000; (B) with respect to the Insurance Claim Year ending December 31, 2005, Buyer shall draw against the Letter of Credit (or if applicable, withdraw from the LC Escrow) in an amount equal to the lesser of (1) the Incremental Insurance Amount and
         (2) $750,000; and (C) with respect to the Insurance Claim Year ending December 31, 2006, the Letter of Credit would have terminated and Buyer shall not be entitled to draw any Incremental Insurance Amount from the Letter of Credit;

                       (ii) second, the excess of (A) the Incremental Insurance Amount with respect to a Insurance Claim Year over (B) the amount of such Incremental Insurance Amount drawn from the Letter of Credit (or if applicable, the LC Escrow) with respect to such year (such difference being referred to herein as the ("Excess Insurance Amount") shall be set off against the accrued but unpaid interest under the Promissory Notes (on a pro rata basis based on the respective principal amounts thereof);

                       (iii) third, any remaining unpaid Excess Insurance Amount shall be distributed from the portion of the Zellwood Cash Fund (if any) deposited with the Escrow Agent pursuant to Section 2.5(f)(i)(b);

                       (iv) fourth, any remaining unpaid Excess Insurance Amount shall be set off against the outstanding principal amount of the Promissory Notes (on a pro rata basis based on the respective principal amounts thereof); and

                       (v) last, any remaining unpaid Excess Insurance Amount shall be paid in cash by Sellers and Parents.

                (m) If there is an Average Incremental Insurance Amount, as determined in accordance with the foregoing procedures, then Parents and Sellers shall be jointly and severally liable to pay such Average Incremental Insurance Amount to Buyer. The payment of such Average Incremental Insurance Amount shall be funded in the following order of priority:

                       (i) first, the full amount of the Average Incremental Insurance Amount shall be set off against any accrued but unpaid interest under the Promissory Notes (on a pro rata basis based on the respective principal amounts thereof);

                       (ii) second, any remaining unpaid Average Incremental Insurance Amount shall be distributed from the portion of the Zellwood Cash Fund (if any) deposited with the Escrow Agent pursuant to Section 2.5(f)(i)(b);

                       (iii) third, any remaining unpaid Average Incremental Insurance 32

         Amount shall be set off against the outstanding principal amount of the Promissory Notes (on a pro rata basis based on the respective principal amounts thereof); and

                       (iv) last, any remaining unpaid Average Incremental Insurance Amount shall be paid in cash by Sellers and Parents.

                (n) If there is an Average Incremental Insurance Amount, as determined in accordance with the foregoing procedures, then Buyer shall set off such Average Incremental Insurance Amount (i) first, against any accrued but unpaid interest under the Promissory Notes (on a pro rata basis based on the respective principal amounts thereof), (ii) second, against the Remaining Zellwood Cash, and (iii) third, against the outstanding principal amount of the Promissory Notes (on a pro rata basis based on the respective principal amounts thereof). If the accrued but unpaid interest on the Promissory Notes, the Remaining Zellwood Cash and the outstanding principal amount of the Promissory Notes are insufficient to cover the Average Incremental Insurance Amount, then Sellers and Parents shall be jointly and severally obligated to pay Buyer, in cash, the excess of the amount of the Average Incremental Insurance Amount over the amount set off against the accrued but unpaid interest under the Promissory Notes, the Remaining Zellwood Cash and the principal amount of the Promissory Notes (such excess being herein referred to as the "Excess Average Amount").
                                                    ---------------------

                (o) Prior to the Chicago Closing and the Zellwood Closing, IFCO Chicago and IFCO Florida shall, and IICSH and the Parents shall cause IFCO Chicago and IFCO Florida to, respectively provide accurate information on their Insurance Claims Costs with respect to each Insurance Claim Year and shall reasonably cooperate with Buyer, its Affiliates and their auditors to permit Buyer to audit IFCO Chicago's and IFCO Florida's calculations of such Insurance Claims Costs.

     30. There shall be added to the Asset Purchase Agreement a new Section
                                                                    -------
9.20, which shall read in its entirety as follows:
----

         "9.20  Removal of Subordination Prohibition. If Buyer is prohibited
                ------------------------------------
from paying the remaining principal and accrued interest (if any) then due under the Promissory Notes at the Maturity (as defined in such Promissory Notes) of the Promissory Notes because of the Subordination Agreement by and among Buyer, Union Bank of California, N.A., Prudential Capital Partners, L.P., Prudential Capital Partners Management Fund, L.P., and certain other parties, dated as of the Closing Date (the "Subordination Agreement"), then on or prior to such
                       -----------------------
Maturity, Buyer shall remove such payment prohibition by obtaining a waiver under such Subordination Agreement to permit such payments under the Promissory Notes or by refinancing or retiring the indebtedness described in such Subordination Agreement to which payment of principal and interest under the Promissory Notes then is subordinated. Buyer acknowledges (i) that because the Subordination Agreement would require the payee under the Promissory Notes to pay any monetary recovery for Breach of the covenant set forth in this Section
                                                                       -------
9.20 to other parties under the Subordination Agreement, remedies at law for
----
Buyer's failure to comply with its covenant in this Section 9.20 would be
                                                    ------------
inadequate and (ii) that the payee under the Promissory Notes shall therefore be entitled to obtain injunctive relief upon the Maturity date of the Promissory Notes, including the remedy of specific performance to cause Buyer to comply with such covenant, so that the payee under the Promissory Notes then can immediately enforce its rights under the Promissory Notes."

         31.   Section 10.3. Section 10.3 of the Asset Purchase Agreement is
               ------------  ------------
hereby amended by deleting the word "or" at the end of subsection (d) thereof, deleting the period (.) at the end of subsection (e) thereof and replacing it with ",; or", and inserting a new subsection (f) that reads in its entirety as follows:

               "(f)   any liabilities or obligations that accrue, or otherwise
relate to the period after the Closing, under the Unassignable Contracts that Buyer has required Sellers to maintain at Closing pursuant to Section 2.4(a)."
                                                              --------------

         32.   Section 10.8. Section 10.8 of the Asset Purchase Agreement is
               ------------  ------------
hereby amended to read in its entirety as follows:

               "10.8  Right of Set-Off. Buyer shall set off any amount to which
                      ----------------
it may be entitled under this Article 10 (Indemnification) (a) first, against any amounts otherwise payable under Section 1.2(f) (Post-Closing Earnout Payment), (b) second, against the portion of the Zellwood Cash Fund deposited with the Escrow Agent pursuant to Section 2.5(f), if any, together with interest
                                  --------------
or dividends thereon (in the form of a withdrawal rather than a setoff), (c) third, against any accrued but unpaid interest under the Promissory Notes (on a pro rata basis based on the respective principal amounts thereof), and (d) fourth, against the outstanding principal amount of the Promissory Notes (pro rata based on the respective principal amounts thereof), in each case upon written agreement between Buyer and Parent/Seller Representative as to the amount or upon the written decision of an arbitrator(s) (if the parties agree to binding arbitration on the matters) or a final judgment of a court of competent jurisdiction (if there is no agreement to arbitrate) determining such amount. The exercise of such right of set-off or withdrawal by Buyer will not constitute an event of default under this Agreement or the Promissory Notes or any instrument securing the Promissory Notes. During the pendency of any arbitration or court proceeding relating to any such set off, Buyer shall pay the interest and principal payments under the Promissory Notes as such payments become due and shall pay the Earnout Amount when due to a mutually acceptable escrow agent or the escrow agent named by the court or arbitrator, as applicable, pending resolution of the claim for set-off. Fees and expenses (including reasonable attorneys' fees) shall be equitably allocated among the parties in the discretion of the court or arbitrator, as applicable."

         33.   Section 11.5. The notification information with regard to Parents
               ------------
and Sellers and Buyer in Section 11.5 of the Asset Purchase Agreement is hereby
                         ------------
amended to read in its entirety as follows:

         "If to Parents or Sellers:    IFCO Systems, N.V.
                                       c/o IFCO Systems North America, Inc.
                                       6829 Flintlock Road
                                       Houston, Texas 77040
                                       Attn: President of IFCO Systems North
                                             America, Inc.
                                       Fax: 713-332-6146

         If to Buyer:                  Industrial Container Services, LLC
                                       500 Crescent Court
                                       Suite 250
                                       Dallas, Texas  75201
                                       Attn: Drew Johnson
                                       Fax: 214-880-4491"

         34.  Exhibits. Exhibit A, Exhibit B, Exhibit C, Exhibit J and Exhibit K
              --------  ---------  ---------  ---------  ---------     ---------
of the Asset Purchase Agreement are hereby amended and replaced in their entirety with Exhibit A, Exhibit B, Exhibit C, Exhibit J and Exhibit K attached
              ---------  ---------  ---------  ---------     ---------
hereto, respectively.

         35.  Acquired Assets Note.  References to the term "Acquired Assets
              --------------------
Note" in the Asset Purchase Agreement are hereby replaced with the term "Chicago Purchase Price Note."

         36.  Asset Purchase Agreement. All other forms and provisions of the
              ------------------------
Asset Purchase Agreement not expressly modified by this Second Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

         37.  No Waiver. In furtherance of Section 11.3 of the Asset Purchase
              ---------                    ------------
Agreement, but subject to the last two sentences of Paragraph 35 below, nothing in this Second Amendment is, and nothing herein shall be deemed to be, a waiver of any provision of the Asset Purchase Agreement or of any right of any party under the Asset Purchase Agreement, including without limitation any right or obligation of any party in respect of any Breach that may have existed on, prior to or after the date of this Second Amendment.

         38.  Representations and Warranties. No change made in the First
              ------------------------------
Amendment or in this Second Amendment affects, or shall be deemed to affect, any representation or warranty of any party as made in the Asset Purchase Agreement as of the date on which it was executed and delivered by the parties thereto. Notwithstanding the foregoing or anything to the contrary contained herein, the Disclosure Schedules to the Asset Purchase Agreement are hereby amended and supplemented as set forth on Schedule A hereto, which amendment and
                             ----------
supplementation shall be effective as of the date on which the Asset Purchase Agreement was executed and delivered by the parties thereto. At the Closing, all representations and warranties shall be true and correct as required by the Asset Purchase Agreement and as modified by this Second Amendment.


                                      *****

         IN WITNESS WHEREOF, the undersigned parties have executed this Second Amendment on the date first written above.

                             INDUSTRIAL CONTAINER SERVICES, LLC


                             By: /s/ Joseph Cruz
                                ------------------------------------------------
                             Printed Name: Joseph Cruz
                                          --------------------------------------
                             Title:  VP/Treasurer
                                   ---------------------------------------------


                             IFCO SYSTEMS N.V.


                             By: /s/ Karl Pohler
                                ------------------------------------------------
                             Printed Name: Karl Pohler
                                          --------------------------------------
                             Title:  CEO
                                   ---------------------------------------------


                             IFCO SYSTEMS NORTH AMERICA, INC.


                             By: /s/ David S. Russell
                                ------------------------------------------------
                             Printed Name: David S. Russell
                                          --------------------------------------
                             Title:  President
                                   ---------------------------------------------


                             IFCO INDUSTRIAL CONTAINER SYSTEMS HOLDING COMPANY


                             By: /s/ Calvin Lee
                                ------------------------------------------------
                             Printed Name: Calvin Lee
                                          --------------------------------------
                             Title:  President
                                   ---------------------------------------------


                             IFCO ICS - CHICAGO, INC.


                             By: /s/ Calvin Lee
                                ------------------------------------------------
                             Printed Name: Calvin Lee
                                          --------------------------------------
                             Title:  President
                                   ---------------------------------------------

                                 Signature Page

                                IFCO ICS - MIAMI, INC.


                                By: /s/ Calvin Lee
                                   ---------------------------------------------
                                Printed Name: Calvin Lee
                                             -----------------------------------
                                Title:  President
                                      ------------------------------------------


                                IFCO ICS - NORTH CAROLINA, INC.


                                By: /s/ Calvin Lee
                                   ---------------------------------------------
                                Printed Name: Calvin Lee
                                             -----------------------------------
                                Title:  President
                                      ------------------------------------------


                                IFCO ICS - MINNESOTA, INC.


                                By: /s/ Calvin Lee
                                   ---------------------------------------------
                                Printed Name: Calvin Lee
                                             -----------------------------------
                                Title:  President
                                      ------------------------------------------


                                CONTAINER RESOURCES CORPORATION

                                By: /s/ Calvin Lee
                                   ---------------------------------------------
                                Printed Name: Calvin Lee
                                             -----------------------------------
                                Title:  President
                                      ------------------------------------------


                                IFCO ICS - WASHINGTON, INC.


                                By: /s/ Calvin Lee
                                   ---------------------------------------------
                                Printed Name: Calvin Lee
                                             -----------------------------------
                                Title:  President
                                      ------------------------------------------

                                 Signature Page

                                    IFCO ICS - CALIFORNIA, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------

                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title:  President
                                          --------------------------------------


                                    IFCO ICS - FLORIDA, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title:  President
                                          --------------------------------------


                                    ENVIRONMENTAL RECYCLERS OF COLORADO, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title:  President
                                          --------------------------------------


                                    IFCO ICS - ILLINOIS, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title:  President
                                          --------------------------------------


                                    PALEX KANSAS, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title:  President
                                          --------------------------------------


                                    IFCO ICS - GEORGIA, INC.


                                    By: /s/ Calvin Lee
                                       -----------------------------------------
                                    Printed Name: Calvin Lee
                                                 -------------------------------
                                    Title:  President
                                          --------------------------------------

                                 Signature Page

                                           IFCO ICS - MICHIGAN, INC.


                                           By: /s/ Calvin Lee
                                              ----------------------------------
                                           Printed Name: Calvin Lee
                                                        ------------------------
                                           Title: President
                                                 -------------------------------


                                           IFCO ICS - SOUTH CAROLINA, INC.


                                           By: /s/ Calvin Lee
                                              ----------------------------------
                                           Printed Name: Calvin Lee
                                                        ------------------------
                                           Title:  President
                                                 -------------------------------


                                           IFCO ICS - L.L.C.


                                           By: /s/ Calvin Lee
                                              ----------------------------------
                                           Printed Name: Calvin Lee
                                                        ------------------------
                                           Title:  President
                                                 -------------------------------

                                 Signature Page

                                    EXHIBIT 1

                            FORM OF LETTER OF CREDIT

                                    EXHIBIT 2

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT A

                                 Acquired Assets

The Acquired Assets include, without limitation, the following items:

1. the Inventory, except any Inventory included in the Zellwood Assets and the Chicago Assets;

2. all furniture, furnishings, fixtures, equipment (including office equipment), machinery, appliances, parts, computer hardware, automobiles and trucks and all other tangible personal property of every description and kind and all replacement parts therefore (other than Inventory) located at the Real Property, except for the Zellwood Assets and the Chicago Assets, including without limitation any of the foregoing that has been fully depreciated (collectively, the "Equipment");

3. all Real Property (including real estate owned), except for the Real Property included in the Zellwood Assets and the Chicago Assets, including the structures and improvements located herein and all fixtures and fixed assets attached thereto or located therein, including machinery and equipment situated thereon or forming a part thereof, together with all appurtenances, easements, rights-of-way and other rights or interests related thereto;

4. all leasehold interests and leasehold improvements created by all leases of personal property under which a Seller is a lessee or lessor;

5. all leasehold interests and leasehold improvements in the Leased Premises, except for those included in the Zellwood Assets, the Chicago Assets and the McCook Lease;

6.       all Accounts Receivable, instruments and chattel paper;

7.       all deposits and rights with respect thereto;

8.       all keys to any Real Property and Leased Premises being acquired;

9.       all of Sellers' rights under all contracts, claims and rights
         (and benefits arising therefrom) with or against all persons whomsoever, including, without limitation, all rights against suppliers under warranties covering any of the Inventory or Equipment and all permits, to the extent they are legally transferable by Sellers;

10. all of Sellers' rights under all sales orders and sales contracts, service orders and service contracts, purchase orders and purchase contracts, quotations and bids;

11.      the Intellectual Property;

12.      the Assumed Contracts;

13. all customer lists, customer records and similar information to the extent used in or comprising the Business;

14. all books and records, including without limitation, blueprints, drawings and other technical papers, payroll, employee benefit, accounts receivable and payable, inventory, maintenance, and asset history records, ledgers, and books of original entry, all insurance records and OSHA and EPA files;

15. all rights in connection with prepaid expenses with respect to the Acquired Assets;

16. all sales and other data, policies and procedures, files and records, manuals, invoices, customer lists, client lists, broker lists, accounting records, business records, operating data and other data, sales and promotional materials, catalogues and advertising literature;

17.      all letters of credit issued to Sellers;

18. all computer software and programs of Sellers, including all documentation, machine readable codes, printed listings of codes, source codes with respect to such software and programs and licenses and leases of software;

19.      the Listed Permits;

20.      all telephone numbers of Sellers;

21. all amounts recovered by any Seller for indemnity claims against persons who are not parties to this Agreement for any event or circumstance for which Buyer could seek indemnification pursuant to
         Section 10.2 (Indemnification and Payment of Damages by Parents and Sellers).

22. all plans and surveys, plats, specifications, engineer's drawings and architectural renderings and similar items related to the Acquired Assets, including, without limitation, those relating to utilities, easements and roads;

23.      the Domain Names;

24. the Zellwood Assets actually acquired by Buyer or its Affiliates in accordance with Section 2.5 (Zellwood) at the Zellwood Closing;

25. the Chicago Assets acquired by Buyer, its Affiliates or assignees in accordance with Section 2.6 (Chicago) at the Chicago Closing;

26. all rights ISNA has pursuant to the Settlement and Release Agreement, dated as of February 28, 2001, by and among ISNA, Consolidated Drum Reconditioning Co, Inc., CDRCo HC, LLC, CDRCo SW, LLC, CDRCo NW, LLC, Joseph Cruz and Philip Freeman; and

27. except as set forth in the list of Retained Assets, to the extent transferable, all other hardware, software, office furniture and equipment relating to the Business, as well as all other or additional privileges, rights, interests, properties and assets of any Seller of every kind and description and wherever located that are used, or intended for use, in the Business as it has been and as it is presently being conducted.

                                    EXHIBIT B

                                 Retained Assets

         The Retained Assets shall consist of the following:

         1. each Seller's corporate charter, minute book and stock record books, and seal;

         2. software, to the extent it cannot be separated from licenses held by Parents;

         3.       Permits that are not transferable to Buyer;

         4. all cash on hand and in banks, cash equivalents (exclusive of letters of credit issued by customers of Sellers), investments and cash in transit to Sellers' bank accounts;

         5. all leasehold interests and leasehold improvements in the McCook Lease;

         6. any right any Seller has, had or may have to recover against persons who are not parties to this Agreement for any event or circumstance for which Buyer could seek indemnification pursuant to Section 10.2 (Indemnification and Payment of Damages by the Parents and Sellers), including but not limited to rights of Sellers under insurance policies, rights of indemnification, rights of contribution, joint and several liability, strict liability, contributory negligence or other rights ("Recovery Rights"). Recovery Rights include but are
                           ---------------
                  not limited to rights to recover under insurance policies or other contracts or from other parties for environmental damages at the Real Property or Leased Premises, products liabilities, failures of title, business interruptions or warranty claims;

         7. the Zellwood Assets until the Zellwood Closing, and thereafter any Zellwood Assets not acquired by Buyer or its Affiliates at the Zellwood Closing in accordance with Section 2.5 (Zellwood);

         8.       the Chicago Assets until the Chicago Closing; and

         9. shares of stock in Coca-Cola held in the name of McCook Drum & Barrel Co. Inc., which are not reflected in the Seller Financial Statements.

                                    EXHIBIT C

                               Assumed Liabilities

The Assumed Liabilities shall consist of the following:

1. all accounts payable relating to the Business or the Acquired Assets, which have accrued in the ordinary course of business as presently conducted, including, without limitation, the amounts reflected in Seller Financial Statements and including any that are no more than forty (40) days older than the invoice date, but excluding accounts payable relating to the Retained Assets or Retained Liabilities;

2. any Liabilities under the Assumed Contracts (other than Liabilities that arise out of such Seller's Breach of the Assumed Contracts prior to the Closing Date);

3. any Liabilities accruing and arising after the Closing Date under all of the Leased Premises except for the McCook Lease, but excluding such Liabilities that arise in respect of Liens thereon in existence at or prior to the Closing, other than Permitted Liens;

4. any Liabilities under the Listed Permits (other than Liabilities that arise out of such Seller's Breach of the Listed Permits prior to the Closing Date);

5. any Liabilities arising from events or circumstances relating to the operation of the Business that first occur after the Closing Date;

6. any Liabilities under Sellers' Collective Bargaining Agreements arising from events or circumstances relating to the operation of the Business after the Closing Date;

7. any Liabilities, including withdrawal liabilities, incurred by Buyer with respect to the Multiemployer Plans after the Closing Date (except as set forth in Section 9.7(d) (Sellers' Retirement and Savings Plans);

8.       the Zellwood Assumed Liabilities after the Zellwood Closing; and

9.       the Chicago Assumed Liabilities after the Chicago Closing.

                                    EXHIBIT J

                       Form of Chicago Purchase Price Note

                                    EXHIBIT K

                      Form of Zellwood Purchase Price Note

                                      K-1